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                                                                    EXHIBIT 2.09


                           STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (this "Agreement") is made and entered into as of July 3, 2000, by and among DoveBid, Inc., a Delaware corporation ("DoveBid"), Champion Computer Products, Inc., a Georgia corporation (the "Company"), Scott Guenther ("Guenther") and Michael Nixon ("Nixon") (each of Guenther and Nixon hereinafter individually referred to as a "Shareholder" and collectively referred to as the "Shareholders").

          Guenther and Nixon own beneficially and of record all of the issued and outstanding capital stock of the Company.

          DoveBid desires to purchase from the Shareholders, and each Shareholder desires to sell to DoveBid, all shares of the capital stock of the Company owned by the Shareholders (collectively, the "Shares") on the terms and conditions set forth in this Agreement.

         Now, therefore, the parties agree as follows:

                                   ARTICLE I
                            STOCK SALE AND PURCHASE

     1.1  Agreement to Sell and Purchase Stock.  At the Closing (as defined in
          -------------------------------------
Section 1.3), each Shareholder shall sell, transfer and deliver to DoveBid, and DoveBid shall purchase and accept from each Shareholder, all of the Shares owned by such Shareholder, free and clear of all security interests, liens, pledges, charges, escrows, options, rights of first refusal, mortgages, indentures, security agreements or other claims, encumbrances, agreements, arrangements or commitments of any kind or character (collectively, "Liens") in exchange for the following aggregate consideration (the "Purchase Price"), which shall be subject to adjustment in accordance with Section 1.2 and Section 1.6:

          (i) cash in the amount of $500,000 (the "Deposit"), paid to the Shareholders as of the execution of that certain letter of intent from DoveBid dated May 17, 2000 and addressed to the Shareholders of which $400,000 was paid to Guenther and $100,000 was paid to Nixon, receipt of which in the proper amounts is hereby acknowledged by each of the Shareholders, and refundable to DoveBid in accordance with Section 7.3;

          (ii)   cash in the amount of $5,779,825.72, of which $5,279,825.72
(the "Closing Payment"), subject to reduction in accordance with Section 1.2, shall be paid $4,238,676.55 to Guenther and $1,041,149.17 to Nixon, and $500,000
shall be retained as the "Holdback," as provided in Section 1.4;

          (iii) two convertible subordinated promissory notes, one payable to Guenther in the principal amount of $1,800,000 and one payable to Nixon in the principal amount of $700,000, each in the form attached hereto as Exhibit A
                                                                  ---------
(each, a "Convertible Subordinated Note");


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          (iv)   two subordinated promissory notes, one payable to Guenther in the amount of $1,600,000 and one payable to Nixon in the amount of $400,000, each in the form attached hereto as Exhibit B (each, a "Promissory Note"); and
                                    ---------

          (v) subject to, and only upon satisfaction of, the conditions set forth in Section 1.6, cash in the amount of $500,000, to be paid in two installments of $250,000, 80% to Guenther and 20% to Nixon (the "Earn-Out Amount").

    1.2   Purchase Price Adjustment.  At the Closing, the Shareholders shall (a)
          -------------------------
deliver a balance sheet of the Company as of the business day immediately preceding the date of the Closing (the "Closing Balance Sheet") prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied with prior periods together with a certificate of the Shareholders making the Financial Statements Representations (as defined in
Section 2.8) with regard to the Closing Balance Sheet and (b) a detailed list of all accrued expenses and liabilities of the Company as determined in accordance with GAAP as of the Closing Date (the "Closing Liabilities Schedule"), together with a certificate of the Shareholders representing and warranting that the Closing Liabilities Schedule is a true and complete list of the Company's liabilities as of the Closing Date. In the event that the aggregate book value of stockholders' equity of the Company, determined in accordance with GAAP, consistently applied with prior periods, set forth on the Closing Balance Sheet (such amount, the "Closing Stockholders' Equity") is less than $661,825.34, then the initial aggregate Purchase Price shall be reduced by one dollar for each dollar that Closing Stockholders' Equity is less than $661,825.34, by reducing the amount of the Closing Payment to the Shareholders proportionately, and such reduced aggregate consideration shall constitute the "Purchase Price" for all purposes under this Agreement.

     1.3  Closing.  The purchase and sale of the Shares, and the consummation of
          -------
the other transactions contemplated hereby (the "Closing"), will take place at the offices of DoveBid at 1241 East Hillsdale Boulevard, Foster City, California at 10:00 a.m. Pacific Time, on July 3, 2000 or, if all conditions to closing have not been satisfied or waived by said date, at such other time and place as DoveBid and the Shareholders may mutually agree. At the Closing, the Shareholders will deliver to DoveBid certificates representing all of the Shares, duly endorsed for transfer to DoveBid, against delivery to the Shareholders by DoveBid of the Purchase Price, it being acknowledged by the Shareholders that the Deposit has already been delivered by DoveBid and will therefore not be re-delivered at the Closing. The date on which the Closing occurs is referred to herein as the "Closing Date."

     1.4  Holdback.  At the Closing, DoveBid will withhold $500,000 (the
          --------
"Holdback Amount") from the cash consideration payable pursuant to Section 1.1(ii) as security for the Shareholders' indemnification obligations for "Damages" (as defined in Section 8.2) under Article VIII hereof and the CSE True-Up, if any, pursuant to Section 1.5. The Shareholders and DoveBid agree that the Holdback Amount shall be treated as paid to and held by the Shareholders as of the Closing and at all times thereafter for all tax purposes. The Holdback Amount, other than a portion of the Holdback Amount equal in value to the amount of Damages asserted in any "Claim" (as defined in Section 8.5) that has not been resolved pursuant to the terms hereof on or prior to the day that is 120 days after the Closing Date (the "Release Date")

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shall be paid to the Shareholders upon the Release Date, and, in the case of any such withheld Holdback Amount, upon the final resolution of any such unresolved Claim or Claims.

     1.5  Revised Closing Stockholders Equity; Holdback Claims.  Within 90 days
          ----------------------------------------------------
after the Closing, DoveBid shall provide Scott Guenther as representative of the Shareholders (the "Representative") with a certificate, signed by an officer of DoveBid, stating whether DoveBid believes that the amount of Closing Stockholders' Equity used to determine any adjustment to the Purchase Price pursuant to Section 1.2 hereof ("Original CSE") was correct or incorrect as of the Closing Date, and if incorrect, DoveBid's revised calculation of Closing Stockholders' Equity ("Revised CSE"), together with detailed calculations substantiating such revised calculation. In the event that such certificate sets forth a Revised CSE, within ten business days of the Representative's receipt of such certificate, Representative shall either (a) agree with such revised calculation by countersigning such certificate and delivering a copy thereof to DoveBid (in accordance with the notice provisions set forth in Section 10.6), whereupon DoveBid shall, without further action or notice, retain a portion of the Holdback Amount equal to the amount by which the Original CSE exceeds the Revised CSE (such excess, the "CSE True-Up"), or (b) disagree with such revised calculation, whereupon DoveBid and the Representative shall submit such dispute to arbitration as if it were a Contested Claim, as defined in Article VIII hereof, in accordance with Section 8.7 hereof. If the Representative shall not have responded within such ten business day period, the Representative shall be deemed to have agreed with such revised calculation and the payment set forth in clause (a) of the preceding sentence.

     1.6  Earn-Out Amount.
          ---------------

          1.6.1 If prior to the first anniversary of the Closing, DoveBid enters into the second of at least two "Significant Flow Agreements" (as defined in Subsection 1.6.2) where each such Significant Flow Agreement "Results from the Efforts of the Shareholders" (as defined in Subsection 1.6.3), then DoveBid shall pay $500,000 in two installments each of $200,000 to Guenther and $50,000 to Nixon, respectively, the first of which shall be paid on the execution of the second Significant Flow Agreement and the second of which shall be paid on the one year anniversary of the Closing.

          1.6.2 "Significant Flow Agreement" shall mean a written, legally-binding agreement between DoveBid and a computer-product manufacturer, distributor, leasing company or rental chain where such entity has made, in each of the previous three years at least $100,000,000 in revenues from sales of computers and computer-related products (a "Major Supplier"), as determined in accordance with GAAP, and where such Major Supplier agrees to supply DoveBid with at least $3,000,000 in computer products per year for sale on DoveBid's website. A Major Supplier shall not be a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, any other person or entity that has any pre-existing Significant Flow Agreement with DoveBid.

          1.6.3  "Results from the Efforts of the Shareholders" shall mean that
(a) one or both of the Shareholders contacted the Major Supplier prior to DoveBid in soliciting the Significant Flow Agreement, (b) DoveBid shall have had no previous or preexisting business relationship with such Major Supplier at the time of such contact, and (c) the Shareholders assist

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DoveBid, as requested by DoveBid, in any presentations or negotiations with respect to the relevant Significant Flow Agreement.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                      OF THE SHAREHOLDERS AND THE COMPANY

     Except as specifically set forth in the disclosure letter provided by the Shareholders and the Company to DoveBid simultaneously with the signing of this Agreement, dated as of the date of this Agreement (the "Company Disclosure Letter"), the parts of which are numbered to correspond to the sections of this Agreement, each of the Shareholders and the Company hereby jointly and severally represent and warrant to DoveBid as follows:

     2.1  Organization and Good Standing.  The Company is a corporation duly
          ------------------------------
organized and validly existing under the laws of the State of Georgia, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to conduct business in each jurisdiction in which the character of the properties owned, leased or licensed by it or the nature of such activities makes such qualification necessary.

     2.2  Power, Authorization and Validity.
          ---------------------------------

          2.2.1 The Company and each Shareholder has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which the Company and each Shareholder is or will be a party that are required to be executed pursuant to this Agreement (the "Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly and validly approved and authorized by the Company's Board of Directors. No vote of the shareholders of the Company is required by the Articles of Incorporation, bylaws, other governing documents of the Company or applicable law with respect to the due authorization and approval of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

          2.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable the Company or the Shareholders to enter into, and to perform their respective obligations under, this Agreement and the Ancillary Agreements, except for such qualifications and filings as may be required to comply with federal and state securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing, and will, in the case of filings, be made within the time prescribed by applicable law.

          2.2.3 This Agreement and the Ancillary Agreements are, or when executed by the Company and the Shareholders will be, valid and binding obligations of the Company and the Shareholders enforceable against the Company and the Shareholders in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance,

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injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     2.3  Capitalization; Good Title to Shares.  The authorized capital stock of
          ------------------------------------
the Company consists entirely of 50,000 shares of common stock, $1.00 par value, of which a total of 600 shares are issued and outstanding, and of which 480 shares are owned beneficially and of record by Guenther and 120 shares are owned beneficially and of record by Nixon, and no other entity or individual owns either beneficially or of record, any other equity interest of the Company. On the date of this Agreement each Shareholder has, and on the Closing Date each Shareholder will have, good and marketable title to that number of shares of capital stock of the Company set forth in this Section 2.3, free and clear of any and all Liens, which shares do and shall constitute collectively all of the outstanding shares of the Company's capital stock. On the date of this Agreement, there are no, and on the Closing Date, there will be no, options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of shares of the Company's capital stock or any securities convertible into or exchangeable for shares of the Company's capital stock or obligating the Company to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement. There is no voting agreement, right of first refusal or other restriction (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of the Company's outstanding securities. Each share of the Company's capital stock has been duly authorized and validly issued, is fully paid and nonassessable, is not subject to any right of rescission, and has been offered, issued, sold and delivered by the Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws, other applicable laws, and any requirements set forth in applicable agreements or instruments. The Company is not under any obligation to register under the Securities Act of 1933, as amended (the "Securities Act"), any of its presently outstanding securities or any securities that may be subsequently issued.

     2.4  Subsidiaries. The Company does not have any subsidiaries or any
          -------------
interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

     2.5  No Conflict. Neither the execution and delivery of this Agreement nor
          -----------
any Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, default, impairment or violation of (a) any provision of the Articles of Incorporation, bylaws or other governance documents of the Company, (b) any instrument or contract to which the Company or any Shareholder is a party or by which either the Company or either Shareholder is a party, or any of the Company's or either of the Shareholder's material assets or properties are bound or affected, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to either the Company or either Shareholder or their respective material assets or properties. The consummation of the transactions contemplated by this Agreement does not and will not require the consent, waiver, release or approval of any third party.

     2.6  Litigation.  There is no action, proceeding, claim or investigation
          -----------
pending against the Company before any court or administrative agency, nor, to the Knowledge (as defined in Section 10.7) of the Company or either Shareholder, has any such action, proceeding, claim or investigation been threatened. There is no reasonable basis for any shareholder or former shareholder of the Company, or to the Knowledge of the Company or either Shareholder, any other person, firm, corporation, or entity, to assert a claim against the Company, any Shareholder or DoveBid based upon (a) ownership or rights to ownership of any shares or other ownership interest in the Company, (b) any rights as a shareholder of the Company, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among the Company and its shareholders. There are no outstanding orders, awards, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against the Company or their assets, properties or securities.

     2.7  Taxes.  Except as provided on Section 2.7 of the Disclosure Letter,
          -----
the Company has timely filed all federal, state, local and foreign tax returns required to be filed, has paid all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid or accruals or reserves so established. All accruals or reserves for taxes on the Closing Balance Sheet will be established in the ordinary course of business and will be consistent with the Company's prior practices. The Company is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed. The Company has not received any notification from the Internal Revenue Service or any other taxing authority regarding any material issues that (a) are currently pending before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding the Company or (b) have been raised by the Internal Revenue Service or other taxing authority and not yet been finally resolved. No tax return of the Company has ever been audited by the Internal Revenue Service or any state taxing agency or authority. There is not in effect any waiver by the Company of any statute of limitations with respect to any taxes; and the Company has not consented to extend to a date the period in which any tax may be assessed or collected by any taxing authority. The Company is not a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has not filed any election under
Section 341(f) of the Code. The Company has withheld, with respect to each of its employees and independent contractors all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law.

     Effective as of January 1, 1996, the Company made a valid election under
Section 1362 of the Code to be an S corporation within the meaning of Sections 1361 and 1362 of the Code effective for all taxable periods beginning on or subsequent to January 1, 1996. Section 2.7 of the Company Disclosure Letter sets forth each state and locality where the Company has made a valid election under the applicable law of such jurisdiction to be an S corporation effective for all taxable periods beginning on or subsequent to the date of such election, and the date of such election. Neither the Company nor the Shareholders have taken any action inconsistent with the

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requirements of the Company's S corporation status, nor have the Company or the
Shareholders failed to take any action required in order to maintain the Company's S corporation status, and none of the Company's S corporation elections has been terminated (whether inadvertently or otherwise) since each such effective date and each is currently valid and in effect in each such jurisdiction in which an election was made.

     For the purposes of this Agreement, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

     2.8  Financial Statements.  The Company has delivered to DoveBid, attached
          --------------------
hereto as Exhibit C, copies of: (a) the Company's unaudited consolidated balance
          ---------
sheet as of May 31, 2000 (the "Balance Sheet") and audited consolidated balance sheet as of December 31, 1999; and (b) the Company's audited consolidated income statements and statements of cash flows for the twelve months ended December 31, 1999 and (c) the Company's unaudited income statements and statements of cash flow for the five months ended May 31, 2000 (together, with the Balance Sheet and the Closing Balance Sheet, the "Financial Statements"). The Financial Statements (a) are in accordance with the books and records of the Company, (b) fairly present the financial condition of the Company at the date therein indicated and the results of operations and cash flows for the periods therein specified and (c) have been prepared in accordance with GAAP, applied on a consistent basis with prior periods ("Financial Statement Representations"), except that the Financial Statements for the five-month period ended May 31, 2000 do not contain footnotes. The Company has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is a material debt or obligation and that is not reflected or reserved against in the Financial Statements and the Closing Liabilities Schedule.

     2.9  Title to Assets and Properties.
          ------------------------------

          2.9.1 Except as provided on Section 2.9 of the Company Disclosure Letter, the Company has good and marketable title to all of its assets as shown on the Balance Sheet and Closing Balance Sheet, free and clear of all Liens (other than for taxes not yet due and payable). All machinery and equipment, other than inventory held for resale, included in such assets is in good condition and repair, normal wear and tear excepted. The Company owns or has the right to hold and use all assets which are necessary to operate its business as presently conducted. All leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. The Company is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, nor has the Company received any notice of violation with which it has not complied.

          2.9.2 The Company has no present obligation under any lease covering real property located in the City of Orlando, Florida or in the City of Jacksonville, Florida, and all such prior leases and leaseholds have been terminated without any further obligation or commitment of the Company, as of the date of this Agreement, for payment of money or other performance with regard to any such prior lease or leasehold.

     2.10 Absence of Certain Changes.  Since May 31, 2000, there has not been
          --------------------------
with respect to the Company:

          (a) any change in the financial condition, properties, assets, liabilities, business or operations thereof which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a Material Adverse Effect (as defined below) thereon;

          (b) any contingent liability incurred thereby as guarantor or otherwise with respect to the obligations of others;

          (c) any mortgage, encumbrance or Lien placed on any of the properties thereof;

          (d) any material obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business in individual amounts more than $50,000;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets thereof other than in the ordinary course of business in individual amounts more than $50,000;

          (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business thereof;

          (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, combination or recapitalization of the capital stock thereof or any direct or indirect redemption, purchase or other acquisition of the membership interests thereof, other than that certain distribution of an aggregate of $215,000 with respect to the Company's common stock by the Company on May 9, 2000;

          (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, managers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, managers, employees or agents;

          (i) any change with respect to the management, supervisory or other key personnel thereof;

          (j) any payment or discharge of a Lien or liability thereof which Lien was not either shown on the Balance Sheet or incurred in the ordinary course of business thereafter;

          (k) any obligation or liability incurred thereby to any of its officers, employees, directors or shareholders or any loans or advances made thereby to any of its officers, employees, directors or shareholders except normal compensation and expense allowances payable to officers and employees;

          (l) any amendment or change in the Articles of Incorporation, bylaws or other governing documents of the Company; or

          (m) any change in the accounting policies or procedures of the Company.

     2.11 Contracts and Commitments.  Section 2.11 of the Company Disclosure
          -------------------------
Letter sets forth a list of each of the following oral or written contracts, agreements, understandings and arrangements, a true and complete copy of each (or, in the case of an oral agreement, a written summary of all of the material terms of which) has been provided to DoveBid:

          (a) Contract, agreement or other understanding or arrangement providing for payments by or to the Company in an aggregate amount of $50,000 or more in any year;

          (b) Company IP Rights Agreement (as defined in Section 2.12), and contract, license, agreement or other understanding or arrangement as licensor or licensee;

          (c) Contract, lease, license, agreement or other understanding or arrangement for the lease of real or personal property;

          (d) Joint venture contract or arrangement or any other agreement that involves or could involve a sharing of profits, expenses or losses with any other party;

          (e) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business and for no more than $50,000 in amount, and except as disclosed in the Financial Statements;

          (f) Contract, agreement or other understanding or arrangement containing covenants purporting to limit the Company's freedom to compete in any line of business in any geographic area, or which grants any exclusive rights or obligations;

          (g) Contract, agreement or other understanding or arrangement for or relating to the employment of any officer, employee, contractor, or consultant of the Company;


          (h) Contract, agreement or other understanding or arrangement for or relating to an acquisition or disposition of assets or securities of another person, other than in the ordinary course of business consistent with past practice, or a merger or consolidation involving the Company; or

          (i) Any other agreement not specified above which is material to the business of the Company.

     All such agreements, contracts, plans, leases, instruments, arrangements, licenses and commitments identified in this Section 2.11 are valid and in full force and effect. The Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default under the terms of any such agreement, contract, plan, lease, instrument, arrangement, license or commitment, nor to the Knowledge of the Company, has any event occurred thereunder which, with the passage of time or the giving of notice or both will lead to such a default. The Company does not have any liability for renegotiation of government contracts or subcontracts, if any.

     2.12 Intellectual Property.  The Company owns, or has a valid right to use,
          ---------------------
sell or license all Intellectual Property Rights (as defined below) necessary or required for the conduct of business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Company IP Rights") and such rights to use, sell or license are sufficient for the conduct of the Company's businesses as presently conducted. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute a breach of any instrument or agreement governing or affecting any Company IP Rights (the "Company IP Rights Agreements"), do not and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Right or impair the right of the Company to use, sell or license any Company IP Right or portion thereof. There is no royalty, honoraria, fee or other payment payable by the Company to any person by reason of the ownership, use, license, sale or disposition of any Company IP Right (other than as set forth in the Company IP Rights Agreements listed in Section 2.11 to the Company Disclosure Letter). Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by the Company or currently under development by the Company or the provision of any service currently provided by the Company or currently planned to be provided by the Company violates any license or agreement between the Company and any third party or infringes any Intellectual Property Right of any other person or entity; and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right nor is there any basis for any such claim, nor has the Company received any notice asserting that any Company IP Right or the proposed use, sale, license or disposition thereof conflicts, or will conflict, with the rights of any other person or entity, nor is there any basis for any such assertion. The Company has taken reasonable and necessary steps designed to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, all Company IP Rights. Each officer, employee and consultant of the Company has executed and delivered to the Company an agreement in the form provided to DoveBid regarding the protection of proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such person. Section 2.12 to the Company Disclosure Letter contains a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by the Company to perfect or protect its interest in Company IP Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications and service marks. As used herein, the term "Intellectual Property

Rights" shall mean all worldwide industrial or intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet or World Wide Web URLs or addresses, copyrights, copyright applications, "moral rights," franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

     2.13 Compliance with Laws.  The Company has complied, and prior to the
          --------------------
Closing Date will have complied, and is and will be at the Closing in full compliance with, all applicable laws, ordinances, regulations, and rules, and all material orders, writs, injunctions, awards, judgments, and decrees applicable to it or to the assets, properties, and business thereof, including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state, and local laws, ordinances, regulations, and all material orders, writs, injunctions, awards, judgments, and decrees pertaining to (i) the sale, licensing, leasing, ownership, or management of its owned, leased or licensed real or personal property, products and technical data, (ii) employment and employment practices, terms and conditions of employment, and wages and hours and (iii) safety, health, fire prevention, environmental protection, hazardous materials, toxic waste disposal, building standards, zoning and other similar matters (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. The Company has received all material permits and approvals from, and has made all material filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business. There are no legal or administrative proceedings or investigations involving the Company pending or, to the Knowledge of the Company and the Shareholders, threatened before any governmental entity.

     2.14 Certain Transactions and Agreements.  None of the Company's officers,
          -----------------------------------
directors, shareholders or, to the Knowledge of the Company, employees, nor any member of their immediate families (each, a "Related Party"), has any direct or indirect ownership interest in any firm or corporation that competes with the Company (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). No Related Party is directly or indirectly interested in any contract or informal arrangement with the Company, except for normal compensation for services as an officer, director, shareholder or employee thereof. No Related Party has any interest in any property, real or personal, tangible or intangible, including any Intellectual Property Rights, used in or pertaining to the business of the Company, except for the normal rights of a shareholder of the Company, except as provided in Section 2.14 of the Company Disclosure Letter. The Company is not indebted and as of the Closing will not be indebted to any Related Party in any amount (any indebtedness of the Company to a Related Party, a "Related Party Debt"), except for the accrued but unpaid salary and vacation pay and reasonable expense reimbursement, each arising in the ordinary course of the Company's business, to Related Parties as an officer, director or employee of the Company, in each case, reflected on the Closing Balance Sheet ("Permitted Related Party Debt").

     2.15.  Employees, ERISA and Other Compliance.
            -------------------------------------

          2.15.1 The Company is not a party or otherwise bound by any employment contract or consulting agreement currently in effect that is not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

          2.15.2 The Company (i) has not been nor is now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) has no current labor disputes. The Company has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave its employ.

          2.15.3 Section 2.15.3 to the Company Disclosure Letter identifies
(i) each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) all other written or formal plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between the Company and any employee of the Company, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by the Company under which the Company or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the "Company Employee Plans"). For purposes of this Section 2.15, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company. Copies of all Company Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been delivered to DoveBid, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Company Employee Plan. All Company Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "Company Pension Plans"), are identified as such in Section 2.15.3 to the Company Disclosure Letter. All contributions due from the Company with respect to any of the Company Employee Plans have been made as required under ERISA or have been accrued on the Financial Statements. Each Company Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Company Employee Plans.


          2.15.4 No Company Pension Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No Company Pension Plans are subject to Title IV of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Employee Plan which is covered by Title I of ERISA which would result in a liability to the Company, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has or will make the Company or any officer or director of the Company subject to any liability under Title I of ERISA or liable for any tax (as defined in Section 2.7 hereof) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.


          2.15.5 Any Company Pension Plan which is intended to be qualified under Section 401(a) of the Code (a "Company 401(a) Plan") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has delivered to DoveBid a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each Company 401(a) Plan.

          2.15.6 Section 2.15.6 to the Company Disclosure Letter lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses and all forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (A) is not a Company Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by the Company and (C) covers any employee or former employee of the Company. Such contracts, plans and arrangements as are described in this Section 2.15.6 are herein referred to collectively as the "Company Benefit Arrangements." Each Company Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Company Benefit Arrangement. The Company has delivered to DoveBid a complete and correct copy or description of each Company Benefit Arrangement.

          2.15.7 There has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Company Employee Plan or Company Benefit Arrangement that would increase the expense of maintaining such Company Employee Plan or Company Benefit Arrangement above the level of the expense incurred in respect thereof since the date of the Balance Sheet.

          2.15.8 The Company has provided, or will have provided prior to the Closing, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no tax payable on account of
Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of the Company.

          2.15.9 No benefit payable or which may become payable by the Company pursuant to any Company Employee Plan or any Company Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

          2.15.10 The Company is in compliance with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

          2.15.11 To the Knowledge of the Company and the Shareholders, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject the Company to any liability.

          2.15.12 A list of all employees, officers, directors and consultants of the Company and their current compensation is set forth on Section 2.15.12 to the Company Disclosure Letter.

          2.15.13 The Company is not a party to any (a) agreement with any officer, director, shareholder or other employee thereof (i) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          2.15.13  Company Documents. The Company has made available to DoveBid
                   -----------------
for examination true and complete copies of all documents and information listed in the Company Disclosure Letter or other exhibits called for by this Agreement which has been requested by DoveBid and/or its legal counsel, including, without limitation, the following: (a) copies of the Company' Articles of Incorporation, bylaws and other governance documents as currently in effect; (b) all records of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) its journal reflecting all equity issuances and transfers; and (d) all permits, orders, and consents issued by any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders, and consents.

     2.17  No Brokers.  Neither the Company nor the Shareholders are or will be
          ----------
obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     2.18 Accounts Receivable; Inventory.  Subject to the reserves set forth on
          ------------------------------
the Balance Sheet, if any, all accounts receivable of the Company set forth on the Balance Sheet have arisen in the ordinary course of the Company's businesses, represent valid, enforceable and fully collectible obligations due to the Company, and have been and are not subject to any set-off, counterclaim or future performance obligation on the part of the Company. Section 2.18(a) of the Company Disclosure Letter sets forth an true and complete accounts receivable aging report as of the date of this Agreement. Section 2.18(b) of the Company Disclosure Letter provides a true and complete inventory detail report covering all inventory held by the Company as of the date of this Agreement.

     2.19 Books and Records.
          -----------------

          2.19.1 Except as noted in Section 2.19 of the Company Disclosure Letter, the books, records and accounts of the Company (a) are true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company, and (d) accurately and fairly reflect the basis for the Financial Statements.

          2.19.2 The Company has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.20 Insurance.  The Company maintains and at all times during the prior
          ----------
three years have maintained policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar in type and size to those of Company, including all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company are otherwise in compliance with the terms of such policies and bonds. Neither the Company nor the Shareholders have Knowledge of any threatened termination of, or premium increase with respect to, any of such policies. All policies of insurance now held by the Company are set forth in Section 2.20 of the Company Disclosure Letter, together with the name of the insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

     2.21 Securities Law Representations. Each Shareholder hereby represents and
          ------------------------------
warrants to, and agrees with, DoveBid as follows:

          2.21.1 The Convertible Subordinated Promissory Note and any securities issuable upon conversion thereof (collectively, with the Convertible Subordinated Promissory Note, the "DoveBid Securities") will be acquired for investment for such Shareholder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

          2.21.2 Such Shareholder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the DoveBid Securities. Such Shareholder further has had an opportunity to ask questions and receive answers from DoveBid regarding the terms and conditions of the offering of the DoveBid Securities and to obtain additional information (to the extent DoveBid possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Shareholder or to which such Shareholder had access.

          2.21.3 Such Shareholder understands that the purchase of the DoveBid Securities involves substantial risk. Such Shareholder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Shareholder is able to fend for itself, can bear the economic risk of such Shareholder's investment in the DoveBid Securities and has such Knowledge and experience in financial or business matters that such Shareholder is capable of evaluating the merits and risks of this investment in the DoveBid Securities and protecting his own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with DoveBid and certain of its officers, directors or controlling persons of a nature and duration that enables such Shareholder to be aware of the character, business acumen and financial circumstances of such persons.

          2.21.4 Such Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

          2.21.5 Such Shareholder understands that the Dovebid Securities are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Dovebid in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Shareholder understands that (i) DoveBid has withdrawn its Registration Statement on Form S-1 (No. 333-32184) and (ii) no public market now exists for any of the Dovebid Securities and that it is uncertain whether a public market will ever exist for the Dovebid Securities. Shareholder is familiar with Rule 144 of the U.S. Securities and Exchange Commission ("SEC"), as presently in effect, which permits certain limited sales of unregistered securities, and Shareholder understand that with respect to the DoveBid Securities, such Rule is not presently available to permit their resale. Shareholder further understands that Rule 144 requires that the DoveBid Securities be held for a minimum of one (1) year and, in certain cases two (2) years, after they have been purchased and paid for within the meaning of Rule 144, before they may be sold under

Rule 144. Shareholder further understands that Rule 144 may indefinitely restrict transfer of the DoveBid Securities so long as the holder thereof remains an "affiliate" of the Company if "current public information" about the Company (as defined in Rule 144) is not publicly available.

     2.22 Further Limitations on Disposition.  Without in any way limiting the
          ----------------------------------
representations set forth in Section 2.21 above, each Shareholder further agrees not to make any disposition of all or any portion of the DoveBid Securities unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) such Shareholder shall have notified DoveBid of the proposed disposition and shall have furnished DoveBid with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Shareholder or its transferee, with an opinion of counsel, reasonably satisfactory to DoveBid, that such disposition will not require registration of such securities under the Securities Act.

     2.23 "Market Stand-Off" Agreement. Each Shareholder hereby agrees that,
          ----------------------------
during the period of duration specified by DoveBid and an underwriter of common stock or other securities of DoveBid (which period shall not exceed 180 days), following the effective date of a registration statement filed with the SEC to register the securities of the Company to be issued and sold in an initial public offering of DoveBid's common stock, such Shareholder shall not, to the extent requested by DoveBid and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of DoveBid held by such Shareholder at any time during such period except common stock included in such registration. In order to enforce the foregoing covenant, DoveBid may impose stop-transfer instructions with respect to all securities of DoveBid held by each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     2.24 Legends.  It is understood that the certificates evidencing the
          -------
DoveBid Securities will bear the legends substantially in the form set forth below:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A MARKET STAND-OFF RESTRICTION AS SET FORTH IN A STOCK PURCHASE AGREEMENT
     BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE
     ISSUER. AS A RESULT
                                       17

     OF SUCH AGREEMENT, THESE SECURITIES MAY NOT BE TRADED PRIOR TO THE EXPIRATION OF SUCH STAND-OFF PERIOD AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SECURITIES.



          2.25 Disclosure.  Neither the Company Disclosure Letter, this
               ----------
Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by the Company and the Shareholders to DoveBid pursuant to this Agreement, taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF DOVEBID

     Except as specifically set forth in the disclosure letter provided by DoveBid to the Company simultaneously with the signing of this Agreement, dated as of the date of this Agreement (the "DoveBid Disclosure Letter"), the parts of which are numbered to correspond to the sections of this Agreement, DoveBid hereby represents and warrants to the Company as follows:

     3.1  Organization and Good Standing.  DoveBid is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

     3.2  Power, Authorization and Validity.
          ---------------------------------

          3.2.1 DoveBid has the corporate right, power and authority to enter into and perform its obligations under this Agreement, and all agreements to which DoveBid is or will be a party that are required to be executed pursuant to this Agreement (the "DoveBid Ancillary Agreements"). The execution, delivery and performance of this Agreement and the DoveBid Ancillary Agreements have been duly and validly approved and authorized by DoveBid's Board of Directors.

          3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable DoveBid to enter into, and to perform its obligations under, this Agreement and the DoveBid Ancillary Agreements, except for (a) the filing of appropriate documents with the relevant authorities of California and Delaware and other states in which DoveBid is qualified to do business, if any, and (b) such filings as may be required to comply with federal and state securities laws.

          3.2.3 This Agreement and the DoveBid Ancillary Agreements are, or when executed by DoveBid will be, valid and binding obligations of DoveBid enforceable against DoveBid in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally,

(b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     3.3  No Conflict.  Neither the execution and delivery of this Agreement nor
          -----------
any DoveBid Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or bylaws of DoveBid, as currently in effect, (b) any instrument or contract to which DoveBid is a party or by which DoveBid's assets or properties are bound or affected, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to DoveBid or its assets or properties.

     3.4  No Brokers.  DoveBid is not and will not be obligated for the payment
          ----------
of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     3.5 Valid Issuance of Conversion Stock. The shares issuable pursuant to the Convertible Subordinated Notes (the "Conversion Stock") will have been duly and validly reserved for issuance upon conversion thereof and, when issued upon such conversion, will be duly authorized and validly issued, fully paid and nonassessable.


                                   ARTICLE IV
                             ADDITIONAL AGREEMENTS

     4.1  Advice of Changes.  During the period from the date of this Agreement
          -----------------
until the earlier of the Closing or the termination of this Agreement, the Company will promptly advise DoveBid in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or at the Closing untrue or inaccurate in any material respect and (b) of any material adverse change in the Company's business, prospects, results of operations or financial condition. The Company agrees to cooperate with DoveBid's auditors in order to book financial entries in accordance with GAAP and in a manner acceptable to DoveBid and its auditors.

     4.2  Maintenance of Business.  During the period from the date of this
          -----------------------
Agreement until the earlier of the Closing or the termination of this Agreement, the Company will use its best efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If the Company becomes aware of a material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of DoveBid in writing and, if requested by DoveBid, will exert its best efforts to restore the relationship.

     4.3  Conduct of Business.  During the period from the date of this
          -------------------
Agreement until the earlier of the Closing or the termination of this Agreement, the Company will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of an officer of
DoveBid:

          (a) borrow any money, or otherwise incur any indebtedness in excess of $50,000, or fail to maintain its current debt and lease instruments;

          (b) make any expenditure relating to, or any purchase or sale of, assets in excess of $50,000 in the aggregate, other than in the ordinary course of business, provided, however, that the Company may, without the prior written consent of DoveBid, purchase a truck, two fork lifts and storage racks for use in its facilities at an aggregate cost not to exceed $150,000;

          (c) encumber or permit the creation of any Lien on any of its assets except in the ordinary course of its business consistent with past practice and to an extent that is not material to its business;

          (d) dispose of any of its assets except in the ordinary course of business consistent with past practice;

          (e) fail to use its best efforts to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (f) pay any bonus, increased salary or special remuneration or, except in the ordinary course of business, commission to any officer, director, employee or consultant or enter into any new employment or consulting agreement with any such person;

          (g) change accounting methods, policies or procedures;

          (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of any equity interest, or redeem or otherwise acquire any of its equity interests;

          (i) amend or terminate any material contract, agreement or license to which it is a party, except those amended or terminated in the ordinary course of business, consistent with past practice;

          (j) lend any amount to any person or entity, other than (i) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts or (ii) loans pursuant to the Company 401(k) Plan;

          (k) guarantee or act as a surety for any obligation, except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice, which are not material in amount;

          (l) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

          (m) issue or sell any shares of its capital stock or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue any securities, accelerate the vesting of any outstanding option or other security or purchase or reacquire any of its outstanding equity securities;

          (n) split or combine its outstanding securities or enter into any recapitalization affecting the number of shares outstanding or affecting any other of its securities;

          (o) merge, consolidate or reorganize with, or acquire any entity;

          (p) amend its Articles of Incorporation, Bylaws or any other governance document;

          (q) license any of its technology or Intellectual Property Rights except in the ordinary course of business consistent with past practice;

          (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return or to waive or extend the statute of limitations regarding any tax matter;

          (s) change any insurance coverage or issue any certificates of insurance; or

          (t) agree to do any of the things described in the preceding clauses 4.3(a) through 4.3(s).

     4.4  Satisfaction of Conditions Precedent.  From the date of this Agreement
          ------------------------------------
until the earlier of termination of this Agreement or the Closing, DoveBid, the Company and each Shareholder will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Articles V and VI, respectively, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby and permit DoveBid to carry on the Company's business after the Closing in the manner conducted prior to the Closing.

     4.5  Regulatory Approvals.  DoveBid, the Company and each Shareholder will
          --------------------
execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign that may be reasonably required in connection with the consummation of the transactions contemplated by this Agreement.

     4.6  Litigation. The Company will notify DoveBid in writing promptly after
          ----------
learning of any material actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it, or known by it to be threatened against it.

     4.7  No Other Negotiations.  From the date of this Agreement until the
               ---------------------
earlier of termination of this Agreement or the Closing, the Company and the Shareholders will not, and will not authorize or permit any officer, shareholder, director, employee, investment banker, attorney, agent, representative or affiliate of the Company, or any other person or entity, to, directly or indirectly, solicit, initiate or encourage any offer from any person or entity or consider any inquiries or proposals received from any other person or entity, participate in any negotiations or discussions regarding, furnish to any person or entity any information with respect to, or enter into any agreement, commitment, letter of intent or understanding concerning, the possible disposition of all or any substantial portion of the Company's business, assets or equity interests by merger, sale or any other means (other than the transactions contemplated hereby with DoveBid). The Company will promptly and in any event within 24 hours notify DoveBid orally and in writing of any such inquiry or proposal, including the name of the persons making such proposal and all of the terms thereof. Any violation of the restrictions set forth in this section by any officer, director or employee of the Company or any investment banker, attorney or other advisor or representative of the Company shall be deemed to be a breach of this Section 4.7 by the Company.

     4.8  Due Diligence; Access to Information; Audit.  From the date of this
          -------------------------------------------
Agreement until the earlier of termination of this Agreement or the Closing, the Company will allow DoveBid and its agents to conduct such investigations of its businesses, properties, finances, practices, and procedures and condition as DoveBid reasonably considers appropriate. In connection therewith, the Company will allow DoveBid and its agents reasonable access to the files, books, records and offices of the Company, including, without limitation, any and all information relating to the Company's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition. The Company will cause its accountants to cooperate with DoveBid and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. Furthermore, DoveBid may, in its sole discretion, engage a reputable accounting firm satisfactory solely to Dovebid to audit, at DoveBid's expense, the financial statements of the Company for the three fiscal years ended before the date of this Agreement, and the Company will cooperate with DoveBid's auditors in their conduct and completion of the audit.

     4.9  Blue Sky Laws.  From the date of this Agreement until the earlier of
          -------------
termination of this Agreement or the Closing, the Company shall use its best efforts to assist DoveBid to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable in connection with the transactions contemplated herein.

     4.10 Significant Flow Agreements.  DoveBid agrees to use commercially
          ---------------------------
reasonable efforts to negotiate and enter into any bona fide Significant Flow Agreement initiated for DoveBid by the Shareholders or by a Shareholder pursuant to the provisions of Section 1.6 above.

     4.11 Credit Line Guaranty.  DoveBid agrees to use its reasonable best
          --------------------
efforts to, within 30 days following the Closing Date, substitute DoveBid for the Shareholders as guarantor of the

Company's indebtedness under the Company's $5,000,000 line of credit with Bank of America established pursuant to that certain Security Agreement, dated October 7, 1998 (the "Credit Agreement"), by and between the Company and Bank of America. DoveBid agrees to execute Bank of America's standard, commercially reasonable form of guaranty in connection with such substitution as required by Bank of America, and the Company and Shareholders agree to assist DoveBid in obtaining such substitution. To the extent that DoveBid is unable to obtain the consent of the Bank of America to the substitution of DoveBid for the Shareholders as guarantor of the Company's indebtedness under the Credit Agreement within 30 days following the Closing Date, DoveBid agrees to, within 30 days following the Closing Date, pay and satisfy all outstanding indebtedness of the Company under the Credit Agreement.

     4.12 Employee Options.  DoveBid agrees to allocate among certain employees
          ----------------
of the Company, following consultation with the management of the Company, a pool of options to purchase 300,000 shares of its Common Stock pursuant to the terms of DoveBid's 1999 Stock Option Plan.

     4.13 Further Assurances.  DoveBid, the Company and the Shareholders shall
          ------------------
each deliver or cause to be delivered to the other such additional instruments, and take such additional actions as may reasonably be required for the purpose of carrying out this Agreement and the transactions contemplated hereby. The Shareholders and the Company will cooperate and use their reasonable best efforts to have the present officers, directors and employees of the Company cooperate with DoveBid on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to Closing.

     4.14 Termination of Benefit Plan.  Promptly after the execution of this
          ---------------------------
Agreement (but before the Closing), the Company shall take all steps necessary to terminate its SEP retirement plan without liability to the Company and shall provide evidence to DoveBid of such termination.

     4.15 Code Section 338(h)(10) Election; Tax Allocation.  At DoveBid's
          ------------------------------------------------
request before or after the Closing, the Shareholders and the Company shall jointly elect, under Section 338(h)(10) of the Code (the "Section 338 Election") and under any applicable similar provisions under state law, to treat the stock sale transaction contemplated by this Agreement as an asset sale solely for federal and state income tax purposes. Any increased tax liability to the Shareholders as a result of the Section 338 Election will be reimbursed by DoveBid when the tax is due. The parties agree that the Purchase Price will be allocated to the tax basis of the assets of the Company in accordance with the Treasury Regulations of the U.S. Internal Revenue Service governing such allocations. DoveBid and the Representative shall, within thirty days of the Closing, prepare an allocation of the Purchase Price acceptable in form to DoveBid, and execute a writing embodying their agreement thereon (the "Purchase Price Allocation"). DoveBid and the Shareholders agree that DoveBid shall be responsible for the preparation and filing of all Section 338 Election forms (the "338 Election Forms") in a manner consistent with the Purchase Price

Allocation. The Shareholders, the Company and DoveBid each agree to take no position for an tax or reporting purposes which is contrary to the information in Purchase Price Allocation. The Shareholders and the Company will execute and deliver to DoveBid such documents and forms as are required by relevant tax laws and as are reasonably requested by DoveBid in connection with the 338 Election.


     4.16 Lease Guaranty.  To the extent that either Guenther's or Nixon's
          --------------
personal guarantees with regard to the Lease Agreement dated July 30, 1998, as amended, is or are not extinguished upon assignment of such lease to DoveBid, DoveBid agrees to reimburse Guenther and/or Nixon for any liability that arises from such guarantees.

     4.17 Incorporation by Reference.  All covenants of the Company, Guenther
          --------------------------
and Nixon set forth in the Disclosure Letter are incorporated herein by reference.


                                   ARTICLE V
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                      OF THE SHAREHOLDERS AND THE COMPANY

     The obligations of the Shareholders and the Company with respect to actions to be taken at Closing are subject to the satisfaction, or waiver by the Shareholders, at or prior to Closing of each of the following conditions.

     5.1  Representations and Warranties; Covenants.  The representations and
          -----------------------------------------
warranties of DoveBid set forth in this Agreement shall be true and correct on and as of the Closing as though such representations and warranties had been made as of that time (other than representations and warranties that speak as of a specific time, which representations and warranties shall be true and correct as of such time). The covenants set forth in this Agreement to be performed by DoveBid at or before the Closing shall have been duly performed. DoveBid shall have delivered to the Company a certificate to such effect dated the Closing Date signed by an authorized officer of DoveBid.

     5.2  Documents.  All actions, proceedings, instruments and documents
          ---------
required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been executed by DoveBid and shall be acceptable to the Shareholders.

     5.3  No Litigation.  No action or proceeding before a court or any other
          -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein.

     5.4  Consents and Approvals.  All necessary consents of and filings with
          ----------------------
any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein.

     5.5  Convertible Subordinated Notes, Promissory Notes and Subordination
          ------------------------------------------------------------------
Agreement.  DoveBid shall have executed and delivered to the Shareholders the
----------
Convertible

Subordinated Notes, Promissory Notes and the Subordination Agreements attached as Annex A thereto.

     5.6  Employment Agreement.  DoveBid shall have executed and delivered to
          --------------------
Guenther an Employment Agreement in substantially the form of Exhibit D attached
                                                              ---------
hereto ("Employment Agreement").


                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF DOVEBID

     The obligations of DoveBid with respect to actions to be taken at the Closing are subject to the satisfaction, or waiver by DoveBid, at or prior to the Closing of all of the following conditions.

     6.1  Representations and Warranties; Covenants.  The representations and
          -----------------------------------------
warranties of the Shareholders and the Company set forth in this Agreement shall be true and correct on and as of the Closing as though such representations and warranties had been made as of that time (other than representations and warranties that speak as of a specific time, which representations and warranties shall be true and correct as of such time). The covenants set forth in this Agreement to be performed by the Shareholders and the Company on or before the Closing shall have been duly performed. The Shareholders and the Company shall have delivered to DoveBid a certificate to such effect dated the Closing Date signed by each of the Shareholders and the President of the Company.

     6.2  No Litigation.  No action or proceeding before a court or any other
          -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein, and no governmental agency or body shall have taken any other action or made any request of DoveBid as a result of which the management of DoveBid reasonably deems it inadvisable to DoveBid to proceed with the transactions hereunder.

     6.3  No Material Adverse Effect.  No event or circumstance shall have
          --------------------------
occurred between the execution of this Agreement and the Closing which could reasonably constitute a Material Adverse Effect and DoveBid shall have received a certificate to such effect dated the Closing Date signed by the Shareholders and the President of the Company.

     6.4  Documents.  All actions, proceedings, instruments and documents
          ---------
required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been executed by the Company and Shareholders and shall be acceptable to DoveBid.

     6.5  Consents and Approvals.  All necessary consents of and filings with
          ----------------------
any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; the Company shall have obtained and delivered to DoveBid such additional consents to the transactions contemplated herein as DoveBid may reasonably request including, without limitation, DoveBid's receipt on or prior to Closing of consents of third parties listed in Section 2.5 of the Company Disclosure Letter; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein.

     6.6  Good Standing Certificate or Equivalent.  DoveBid shall have received
          ---------------------------------------
evidence satisfactory to it that the Company is validly existing, in good standing and authorized to do business in each jurisdiction where the Company's business as then conducted requires it to be qualified, and that all state franchise and/or income tax returns and taxes due by the Company for all periods prior to the Closing have been filed and paid. DoveBid's failure to require or receive such evidence shall in no way affect the Company's or the Shareholders' representations and warranties regarding such matters.

     6.7  Convertible Subordinated Notes, Promissory Notes and Subordination
          ------------------------------------------------------------------
Agreement.  The Shareholders shall have acknowledged and delivered to DoveBid
----------
the Convertible Subordinated Notes, Promissory Notes and the Subordination Agreements attached as Annex A thereto.

     6.8  Employment Agreement.  Guenther shall have executed and delivered to
          --------------------
DoveBid his Employment Agreement.

     6.9  Release of Claims.  DoveBid shall have received copies of a Release of
          -----------------
Claims executed by each Shareholder in substantially the form of Exhibit F
                                                                 ---------
attached hereto.

     6.10 Lease Matters.  The lessors of the Company's existing facilities in
          -------------
Alpharetta, Georgia and Augusta, Georgia shall have consented to assignment of the respective leases relating to such premises from the Company to DoveBid at a fair market rent and on commercially reasonable terms.

     6.11 Due Diligence.  The results of DoveBid's due diligence review of the
          -------------
Company, including the results of the independent audit, if DoveBid elects to conduct such audit, shall be satisfactory to DoveBid in its sole discretion.

     6.12 Continued Employment of Certain Personnel.  The employees of the
          -----------------------------------------
Company identified on Exhibit E shall have confirmed their continued employment with the Company after the Closing Date by executing DoveBid's standard forms of employee offer letters and invention assignment and confidentiality agreements and delivering such executed acknowledgments and agreements to DoveBid prior to the Closing.

     6.13 No Related Party Debt.  As of the Closing, there shall not be
          ---------------------
outstanding any Related Party Debt, except for Permitted Related Party Debt.

     6.14 Transfers to Individuals of Certain Assets.  The Company shall have
          ------------------------------------------
transferred each of the assets set forth on Schedule 6.14 to the person listed
                                            -------------
thereon, and any contractual obligation under any lease for the use of such asset, any membership dues or ongoing fees related to such asset, and any debt instrument secured by such asset shall have been assumed by the transferee, and the Company shall have been released from any future liability with regard to such asset or any agreement or debt instrument related thereto, except as noted in Schedule 6.14.

     6.15.  Release by Mary Lou Guenther.  Mary Lou Guenther shall have
            ----------------------------
delivered a release to the Company with regard to that certain Letter Agreement, dated as of October 16, 1997 concerning profit- sharing with regard to the Company's retail store in Augusta, Georgia, and Ms. Guenther shall have entered into an employment agreement with DoveBid on terms which are mutually acceptable to her and DoveBid.


                                  ARTICLE VII
                                  TERMINATION

     7.1    Right to Terminate.  This Agreement may be terminated and the
            ------------------
transactions contemplated herein abandoned at any time prior to the Closing:
(i) by the mutual written consent of the parties hereto (which, for purposes of this Article, DoveBid shall be considered one party and both Company and both Shareholders collectively shall be considered one party); (ii) by either party, if such party is not in material breach of any representation, warranty, covenant or agreement contained in this Agreement, and such other party is in material breach of any representation, warranty, covenant or agreement contained in this Agreement and such breaching party fails to cure such material breach within fifteen days after written notice of such material breach from the non-breaching party (an "Uncured Breach"); (iii) by either party, if there is a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated herein, or if any statute, rule, regulation or order is enacted, promulgated or issued or deemed applicable to the transactions contemplated herein by any governmental body that would make consummation of the transactions contemplated herein illegal; or (iv) by either party if the transactions contemplated herein have not occurred by July 15, 2000.

     7.2    Termination Procedures.  If either party wishes to terminate this
            ----------------------
Agreement pursuant to Section 7.1, such party shall deliver to the other party a written notice stating that such party is terminating this Agreement and setting forth a brief description of the basis of such termination. Termination of this Agreement will be effective upon the receipt of such notice.

     7.3    Continuing Obligations.  Following any termination of this Agreement
            ----------------------
pursuant to this Article VII the parties to this Agreement will continue to be liable for breaches of this Agreement prior to such termination and will continue to perform their respective obligations under Article IX. If this Agreement is terminated pursuant to Section 7.1 on or before July 15, 2000 (or, if the parties hereto extend the date set forth in Section 7.1(iv), to such later date) for any reason other than an Uncured Breach by DoveBid, then the Shareholders shall refund to DoveBid all of the Deposit paid to them pursuant to
Section 1.1(i). Except for the obligations set forth in this Section 7.3, termination of this Agreement by a party hereto will be without any further obligation or liability upon any party in favor of the other party.

                                 ARTICLE VIII
           SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES

     8.1  Survival of Representations.  The representations, warranties,
          ---------------------------
covenants and agreements of DoveBid contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the Closing Date, whereupon such representations, warranties, covenants and agreements will expire (except for covenants that by their terms survive for a longer period). All representations, warranties, covenants and agreements of the Company and the Shareholders contained in this Agreement will remain operative and in full force and effect from the date of this Agreement until the earlier of the termination of this Agreement or the two-year anniversary of the Closing (except for covenants that by their terms survive for a longer period, and for the representations and warranties set forth in the first four sentences of Section
2.3 and in Section 2.7, which shall survive for the statute of limitations period applicable to any claim which would constitute a breach thereof.)

     8.2  Agreement to Indemnify.  Subject to the limitations set forth in this
          ----------------------
Article VIII, each of the Shareholders, severally in proportion to their ownership of the outstanding equity of the Company immediately before the Closing and not jointly, hereby indemnifies and holds harmless DoveBid and its officers, directors, agents and employees, and each person, if any, who controls or may control DoveBid within the meaning of the Securities Act (individually, a "DoveBid Indemnitee" and collectively, "DoveBid Indemnitees") from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees and expenses ("Damages"):

          (a) arising out of any misrepresentation, or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by the Company or any Shareholder in this Agreement or any certificate, document or instrument delivered by or on behalf of the Company or the Shareholders pursuant to this Agreement;

          (b) resulting from any failure of any Shareholder to have good, valid and marketable title to the issued and outstanding shares held by such Shareholder, free and clear of Liens, or any claim by a current or former shareholder, or any other person, firm, corporation or entity, seeking to assert or based upon ownership or rights to ownership of equity interest of the Company (or the Purchase Price), any rights of a shareholder of the Company, including any options, or preemptive rights or rights to notice or to vote, any rights under the Company's Articles of Incorporation, bylaws or other charter documents, any right under any agreement among the Company and the Shareholders or any claim that his or her equity interests or other securities were wrongfully repurchased by the Company;

         (c) in connection with a liability of the Company arising out of any acts, events, omissions or transactions occurring prior to the Closing Date, which liabilities were not disclosed to DoveBid in this Agreement, the Financial Statements, the Closing Balance Sheet or the Company Disclosure Letter and to which the Shareholders had Knowledge or should have had Knowledge at the time of the Closing, or any breach of any agreement entered into by the Company or the Shareholders prior to the Closing;

          (d) resulting from a failure of a Shareholder to pay when due any Transfer Taxes (as defined in Section 10.5); or

          (e) notwithstanding any matter disclosed in the Company Disclosure Letter, arising under ERISA or any other law in connection with the Company's failure to timely file notices on Form 5500 related to its Simplified Employee Pension (SEP) Plan; or any failure to file notices under or otherwise to comply with the requirements of COBRA on a timely basis.

          A Dovebid Indemnitee shall not be entitled to indemnification hereunder until the aggregate amount of Damages with respect to such Claim or Claims, together with all prior Claims by any DoveBid Indemnitee, exceeds $50,000 (the "Threshold Amount"), provided, that once the aggregate amount of all Claims exceed the Threshold Amount, all such Claims may be made without deducting the Threshold Amount. The maximum aggregate liability of the Shareholders for Claims for indemnification under this Article VIII shall not exceed $6,000,000, except Claims for Damages resulting from fraudulent conduct or from willful misconduct on the part of the Company, its officers or directors, or either of the Shareholders. If, on or prior to the date on which a representation, warranty, covenant or agreement of the Company or Shareholders would expire pursuant to Section 8.1, written notice of the occurrence of a matter giving rise to a Claim in connection with such representation, warranty, covenant or agreement is given by a DoveBid Indemnitee, such DoveBid Indemnitee shall not be precluded from pursuing such Claim or suit or action or from recovering on such Claim until the final resolution thereof. The Threshold Amount limitation on indemnification shall not apply to the indemnification of Damages incurred by DoveBid with respect to (i) any unpaid Transfer Taxes, (ii) any Damages based on a an undisputed or successful claim by DoveBid for a CSE True Up, (iii) any expenses of the Shareholders or the Company described in
Section 10.5, (iv) any Related Party Debt outstanding as of the Closing which is not Permitted Related Party Debt; (v) fraudulent conduct or from willful misconduct on the part of the Company, its officers or directors or either of the Shareholders; and (vi) any liability described in Section 8.2(e). All successful Claims shall be satisfied first by reducing the Holdback Amount pro rata according to each Shareholder's respective interest in the Holdback Amount, and then by recovering against any other assets of the Shareholders. The limitations on indemnification set forth in this paragraph shall not apply to Damages resulting from fraudulent conduct or from willful misconduct on the part of the Company, its officers or directors, or either of the Shareholders.

     8.3  Third Person Claims.
          -------------------

          8.3.1 Promptly after a DoveBid Indemnitee has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person (such claim or commencement of such action or proceeding being a "Third Person Claim") that could give rise to a right of indemnification under this Agreement, the DoveBid Indemnitee shall, as a condition precedent to a claim with respect thereto being made against the Shareholders, give the Representative written notice of such Third Person Claim describing in reasonable detail the nature of such Third Person Claim, a copy of all papers served with respect to that Third Person Claim (if any), an estimate of the amount of Damages attributable to the Third Person Claim to the extent feasible

(which estimate shall not be conclusive of the final amount of such claim) and the basis for the DoveBid Indemnitee's request for indemnification under this Agreement; provided, however, that the failure of the DoveBid Indemnitee to give timely notice hereunder shall relieve the Shareholders of their indemnification obligations under this Agreement to the extent, but only to the extent that, such failure materially prejudices the Shareholders' ability to defend such claim.

          8.3.2 DoveBid shall defend any Third Person Claim, and the costs and expenses incurred by DoveBid in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages for which DoveBid may seek indemnity pursuant to a Claim made by any DoveBid Indemnitee hereunder. If DoveBid fails to defend such Third Person Claim, the Shareholders shall have the right to assume the defense thereof. The Representative shall have the right to receive copies of all pleadings, notices and communications with respect to the Third Person Claim to the extent that receipt of such documents by the Representative does not affect any privilege relating to the DoveBid Indemnitee, and may participate in settlement negotiations with respect to the Third Person Claim. No DoveBid Indemnitee shall enter into any settlement of a Third Person Claim without the prior written consent of the Representative (which consent shall not be unreasonably withheld), provided, that if the Representative shall have consented in writing to any such settlement, then the Representative shall have no power or authority to object to any Claim by any DoveBid Indemnitee for indemnity under Article VIII for the amount of such settlement; and the Shareholders will remain responsible to indemnify the DoveBid Indemnitee for all Damages they may incur arising out of, resulting from or caused by the Third Person Claim to the fullest extent provided in Article VIII.

     8.4  Representative.  Each of the Shareholders approves the designation of
          --------------
and designates Scott Guenther the representative of the Shareholders (the "Representative") and as the attorney-in-fact and agent for and on behalf of each Shareholder with respect to the certification of Closing Stockholders' Equity under Section 1.5 hereof and claims for indemnification under this
Article VIII and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including, without limitation, the exercise of the power to: (a) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (b) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article VIII; and (c) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each Shareholder with respect to the disposition, settlement or other handling of all claims under Article VIII and all rights or obligations arising under Article
VIII. The Shareholders will be bound by all actions taken and documents executed by the Representative in connection with Article VIII, and DoveBid will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative will not be liable to any Shareholder in the absence of gross negligence or willful misconduct on the part of the Representative. The Shareholders shall severally indemnify the Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms of Article VIII (including without limitation the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Shareholders to the Representative pro rata in proportion to their respective percentage equity interests in the Company.

     8.5  Notice of Claim.  As used herein, the term "Claim" means a claim for
          ---------------
indemnification of a DoveBid Indemnitee for Damages under Article VIII. DoveBid may give notice of a Claim under this Agreement whether for its own Damages or for Damages incurred by any other DoveBid Indemnitee, and DoveBid will give written notice of a Claim executed by an officer of DoveBid (a "Notice of Claim") to the Representative promptly after DoveBid becomes aware of the existence of any potential claim by a DoveBid Indemnitee Person for indemnity for Damages under Article VIII, including in connection with any Third Person Claim.

     8.6  Contents of Notice of Claim.  Each Notice of Claim by DoveBid will
          ---------------------------
contain the following information:

          (a) that DoveBid has incurred, paid or properly accrued (in accordance with GAAP) or, in good faith, believes it will have to incur, pay or accrue (in accordance with GAAP), Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any DoveBid Indemnitee based on alleged facts, which if true, would give rise to liability for Damages to such DoveBid Indemnitee under Article VIII); and

          (b) a brief description, in reasonable detail (to the extent reasonably available to DoveBid), of the facts, circumstances or events giving rise to the alleged Damages based on DoveBid's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to DoveBid) and copies of any formal demand or complaint, the amount of Damages, the date each such item was incurred, paid or properly accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

     8.7  Resolution of Notice of Claim.  Any Notice of Claim received by the
          -----------------------------
Representative will be resolved as follows:

          (a)  Uncontested Claims. In the event that, within twenty (20)
               ------------------
calendar days after a Notice of Claim is received by the Representative, the Representative does not contest such Notice of Claim in writing to DoveBid (an "Uncontested Claim"), the Representative will be conclusively deemed to have consented, on behalf of all Shareholders, to the recovery by the DoveBid Indemnitee of the full amount of Damages specified in the Notice of Claim in accordance with this Article VIII, including the recovery of any such amount from the Holdback Amount, or the offset of any such amount against amounts owed by DoveBid to the Shareholders pursuant to the Convertible Promissory Notes, the Promissory Notes or otherwise, and, without further notice, to have stipulated to the entry of a final judgment for damages against the Shareholders for such amount in any court having jurisdiction over the matter where venue is proper.

          (b)  Contested Claims.  In the event that the Representative gives
               ----------------
DoveBid written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the above twenty (20) day period, then: (i) such Contested Claim will be resolved by either (A) a written settlement agreement executed by DoveBid and the Representative or (B) in the absence of such a written settlement agreement, by binding arbitration between DoveBid and the Representative in accordance with the terms and provisions of Section 8.7(c).

          (c)  Arbitration of Contested Claims.  Each of DoveBid and the
               -------------------------------
Shareholders agree that any Contested Claim will be submitted to mandatory, final and binding arbitration in San Mateo County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association from time to time in effect (the "Rules"). The parties may agree on a retired judge as sole arbitrator. In the absence of such agreement, there will be three arbitrators, selected in accordance with the Rules. If there are three arbitrators, a decision reached by at least two of the three arbitrators will be the decision of the arbitration panel; provided, however, that in the case of monetary damages, if there is no agreement of two arbitrators as to the amount of the award, then the highest and lowest amounts will be disregarded, and the remaining amount will be the Final Award (as defined below). The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. A Contested Claim finally resolved in favor of DoveBid may be satisfied as if such Claim were an Uncontested Claim pursuant to Section 8.7(a). The provisions of this Section 8.7(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Judgment upon the Final Award may be entered in any court having competent jurisdiction.

          (i)  Payment of Costs.  DoveBid, on the one hand, and the Shareholders
               ----------------
(through the Representative), on the other hand, will bear the expense of deposits and advances required by the arbitrator(s) in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator(s) shall determine the party who is the Prevailing Party and the party who is the Non-Prevailing Party. The Non-Prevailing Party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings.
If such an award would result in manifest injustice, however, the arbitrator(s) may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator(s) deems just and equitable.

          (ii)  Burden of Proof.  Except as may be otherwise expressly provided
                ---------------
herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

         (iii)  Award.  Upon the conclusion of any arbitration proceedings
                -----
hereunder, the arbitrator(s) will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final

Award") and will deliver such documents to the Representative and DoveBid, together with a signed copy of the Final Award. The Final Award will constitute a conclusive determination of all issues in question, binding upon the Shareholders, the Representative and DoveBid, and will include an affirmative statement to such effect.

          (iv)  Timing.  The Representative, DoveBid and the arbitrator(s) will
                ------
conclude each arbitration pursuant to this Section 8.7 as promptly as possible for the Contested Claim being arbitrated.

          (v)   Terms of Arbitration. The arbitrator(s) chosen in accordance
                --------------------
with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                                  ARTICLE IX
                                NONCOMPETITION

     9.1  Prohibited Activities. Each of the Shareholders will not, for any
          ---------------------
reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature other than DoveBid:

          (a) engage directly or as an officer, director, stockholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services then in competition with DoveBid (including its subsidiaries);

          (b) call upon any person who is, at that time, an employee of DoveBid (including the subsidiaries thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of DoveBid (including the subsidiaries thereof);

          (c) call upon any person or entity which is, at that time, or that has been, within one (1) year prior to that time, a customer of DoveBid (including the subsidiaries thereof) for the purpose of soliciting or selling products or services in competition with DoveBid;

          (d) call upon any prospective acquisition candidate, on the Shareholder's own behalf or on behalf of any competitor of DoveBid, which candidate was either called upon by DoveBid or the Company (including the subsidiaries thereof) or for which DoveBid (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity, provided that
                                                                --------
the Shareholders shall not be charged with a violation of this Section unless and until the Company and the Shareholders, respectively, shall have Knowledge or notice that such prospective acquisition candidate was called upon, or that an acquisition analysis was made, for the purpose of acquiring such entity; or

          (e) except in furtherance of DoveBid's business, disclose customers, whether in existence or proposed, of DoveBid or the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever excluding disclosure to DoveBid.

Notwithstanding the above, the foregoing covenants in this Section 9.1 shall not be deemed to prohibit either of the Shareholders from acquiring as an investment not more than one percent (1%) of the capital stock of any business whose stock is traded on a national securities exchange or over-the-counter market.

     9.2    Term. The obligations set forth in this Article IX shall not
            ----
terminate until the later of (i) the fourth (4/th/) anniversary of the Closing Date or (ii) two (2) years after such Shareholder is no longer employed by DoveBid.

     9.3    Damages. Because of the difficulty of measuring economic losses to
            -------
DoveBid as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to DoveBid for which it would have no other adequate remedy, the Shareholders agree that the foregoing covenants may be enforced by DoveBid, in the event of breach by the Shareholders by injunctions and restraining orders.

     9.4    Reasonable Restraint. It is agreed by the parties hereto that the
            --------------------
foregoing covenants in this Article IX impose a reasonable restraint on the Shareholders in light of the activities and business of DoveBid (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of DoveBid; but it is also the intent of DoveBid and the Shareholders that such covenants be construed and enforced in accordance with the changing activities and business of DoveBid (including the subsidiaries thereof) throughout the term of this covenant.

     9.5    Independent Covenant. All of the covenants in this Article IX shall
            --------------------
be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of either of the Shareholders against DoveBid (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by DoveBid of such covenants. It is specifically agreed that the period of four (4) years stated at the beginning of this Article IX, during which the agreements and covenants of the Shareholders made in this Article IX shall be effective, shall be computed by excluding from such computation any time during which any Shareholder or the Company is in violation of any provision of this Article IX. The covenants contained in this Article IX shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     9.6    Materiality. The Company and the Shareholders hereby agree that the
            -----------
covenants in this Article IX are a material and substantial part of this transaction.


                                   ARTICLE X
                                    GENERAL

     10.1    Confidentiality.  The Company, the Shareholders and DoveBid each
             ---------------
recognize that they have received and will receive confidential information concerning the other during the course of the negotiations and preparations of this Agreement and the transactions contemplated herein. Accordingly, the Company, the Shareholders and DoveBid each agree (a) to use their respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Closing and related transactions. The obligations of this
Section 10.1 will not apply to information that is required, in the opinion of counsel to a party hereto, to be disclosed by statute, or governmental rule or regulation (including, without limitation, the federal and state securities statues, rules and regulations or the rules and regulations of any national securities exchange or national market quotation system to which DoveBid may apply for listing of shares of its capital stock for trading and the rules of the National Association of Securities Dealers, Inc.), or, following the Closing, to the disclosure of information regarding the Company by DoveBid. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 10.1 and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

     10.2    Successors and Assigns. Neither the Company nor any Shareholder may
             ----------------------
assign any of its rights or obligations hereunder without the prior written consent of DoveBid. DoveBid may not assign any of its rights or obligations hereunder without the prior written consent of Shareholders holding not less than a majority of the voting power in the Company, except that DoveBid may assign its rights and obligations hereunder without the prior written consent of any Shareholder in connection with a merger, consolidation or sale of all or substantially all of DoveBid's assets or in connection with a reincorporation, reorganization or other corporate recapitalization, provided that the acquiring or surviving corporation or entity agrees to assume all of DoveBid's obligations under this Agreement. This provision does not govern the assignment of the Convertible Subordinated Promissory Notes and Promissory Notes, which shall be governed solely by the provisions thereof. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.3    Entire Agreement; Amendments. This Agreement (including the
             ----------------------------
schedules and exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Shareholders, the Company and DoveBid and supersede any prior agreement, understanding or discussions relating to DoveBid or the transactions contemplated by this Agreement. Any employment agreement between the Company and either of the Shareholders and any employment agreement between either of the Shareholders and DoveBid shall be deemed to be separate transactions, unrelated to the transactions contemplated by this Agreement for the purposes of this Section
10.3. Except as otherwise stated herein, this Agreement and the exhibits hereto may be modified or amended only by a written instrument executed by the Shareholders, the Company and DoveBid, acting through their respective officers, and duly authorized by each of their Board of Directors.

     10.4      Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same agreement.

     10.5      Expenses; Taxes.  DoveBid will pay the fees, expenses and
               ---------------
disbursements of DoveBid and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. The Shareholders will pay their and the Company's respective fees, expenses and disbursements of counsel and accountants incurred in connection with the subject matter of this Agreement and any amendments thereto. Any such expenses of the Shareholders or the Company not paid by the Shareholders at or prior to the Closing which constitute liabilities of the Company shall be treated as Damages under Article VIII. The Shareholders shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement. The Company shall file, and the Shareholders shall cause the Company to file, all necessary documentation and tax returns with respect to such Transfer Taxes. In addition, the Shareholders acknowledge that they, and not DoveBid or the Company, will pay all taxes due upon the receipt by the Shareholders of each element of the Purchase Price pursuant to this Agreement.

     10.6      Notices. All notices and other communications required or
               -------
permitted hereunder shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered by depositing the same in United States mail or a nationally recognized overnight courier service, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by delivering the same in person to such party or to an officer or agent of such party as follows:

               (i) If mailed or delivered to DoveBid, to each of the following, using two separate mailings or deliveries:

                     DoveBid, Inc.
                     1241 East Hillsdale Blvd.
                     Foster City, California  94404
                     Attn:  Cory Ravid, Chief Financial Officer

                     DoveBid, Inc.
                     1241 East Hillsdale Blvd.
                     Foster City, California  94404
                     Attn:  Anthony Capobianco, Vice President and General
                            Counsel

               (ii) If mailed, delivered or faxed to the Representative, the Company or the Shareholders, to:

                     Champion Computer Products, Inc.
                     6590 Shiloh Road East, Suite A
                     Alpharetta, Georgia  30005
                     Attn:  Scott Guenther
                     Fax No.:  (770) 205-4024
               with a copy to:

                     King & Spalding
                     191 Peachtree Street
                     Atlanta, Georgia  30303-1763
                     Attn:  Lynn Scott
                     Fax No.:  (404) 572-5146

or to such other address as any party hereto shall specify in writing to the other parties hereto pursuant to this Section 10.6 from time to time. Such notice shall be effective only upon actual receipt.

     10.7   Interpretation, Defined Terms.
            -----------------------------

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement or of the Company Disclosure Letter unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this agreement are only for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

             (b) For purposes of this Agreement, the term "Knowledge", when used with reference to (i) an individual means the knowledge of such individual, after due inquiry, with respect to a representation or warranty of such individual contained in this Agreement, or any other certificate or agreement required to be entered into or delivered at the Closing by such individual in connection with the Agreement or the transactions contemplated hereby or thereby, or (ii) the Company means the knowledge, in each case after due inquiry, of any of Scott Guenther, Mike Nixon, or of any director or officer of the Company or of any of Russell Worth, Mark Taylor, Dan Trueblood or Jim Burnett.

             (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be materially adverse to the business, assets, capitalization, financial condition, operations or results of operations of such entity.

             (d) For purposes of this Agreement, the term "person" shall mean any: individual; corporation (including any non-profit corporation); general partnership; limited partnership; limited liability partnership; joint venture; estate; trust; company (including any limited liability company or joint stock company); firm; or other enterprise, association, organization or entity; or governmental agency, office, branch or entity.

       10.8  Governing Law; Forum.  This Agreement shall be governed by and
             --------------------
construed in accordance with the laws of the State of California, without giving effect to laws concerning choice of law or conflicts of law. Except as set forth in Article VIII regarding the arbitration of

Contested Claims, all disputes arising out of this Agreement or the obligations of the parties hereunder, including disputes that may arise following termination of this Agreement, shall be subject to the exclusive jurisdiction and venue of the California state courts of San Mateo County, California (or, if there is federal jurisdiction, then the exclusive jurisdiction and venue of the United States District Court having jurisdiction over San Mateo County). EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE PERSONAL AND EXCLUSIVE JURISDICTION AND VENUE OF SAID COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. The non-prevailing party in any such dispute shall pay all reasonable costs, fees and expenses related to the dispute, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party in such dispute.

     10.9   Exercise of Rights and Remedies. Except as otherwise provided
            -------------------------------
herein, no delay of, or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     10.10   Time.  Time is of the essence with respect to this Agreement.
             ----

     10.11   Reformation and Severability.  In case any provision of this
             ----------------------------
Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     10.12   Remedies Cumulative. No right, remedy or election given by any term
             -------------------
of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law, or in equity or by contract.

     10.13   Construction. This Agreement has been negotiated among DoveBid, the
             ------------
Company, the Shareholders and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

     10.14   Captions.  The headings of this Agreement are inserted only for
             --------
convenience, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by the respective authorized representatives of DoveBid and the Company and by each Shareholder as of the day and year first above written.

                              DOVEBID, INC.


                              By: /s/ Anthonly Capobianco
                                 --------------------------------------
                              Name:
                              Title:

                              CHAMPION COMPUTER PRODUCTS, INC.


                              By: /s/ Scott M. Guenther
                                 --------------------------------------
                              Name:
                              Title:

                              THE SHAREHOLDERS


                                /s/ Scott Guenther
                              -----------------------------------------
                                    Scott Guenther


                                /s/ J. Michael Nixon
                              -----------------------------------------
                                    J. Michael Nixon

                             Schedule of Exhibits
                             --------------------

Exhibit A:  Form of Convertible Subordinated Promissory Note
Exhibit B:  Form of Promissory Note
Exhibit C:  Financial Statements
Exhibit D:  Form of Employment Agreement
Exhibit E:  Certain Employees
Exhibit F:  Form of Release of Claims

                                   Exhibit A
                                   ---------

               Form of Convertible Subordinated Promissory Note
               ------------------------------------------------

                                                                       Exhibit A

NEITHER THIS NOTE NOR ANY SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.

THIS NOTE AND ALL SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF ARE SUBJECT TO A MARKET STAND-OFF RESTRICTION AS SET FORTH IN A STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THIS NOTE, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THIS NOTE AND ALL SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF MAY NOT BE TRADED PRIOR TO THE EXPIRATION OF SUCH STAND-OFF PERIOD AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF ANY SUCH SECURITIES.


                                 DOVEBID, INC.

                   CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$[1,800,000][700,000]                                             July ___, 2000

     DoveBid, Inc., a Delaware corporation (the "Company"), with offices at 1241 East Hillsdale Blvd., Foster City, CA 94404, for value received, promises to pay to the order of [Scott Guenther] [Mike Nixon] ("Payee") at such address as Payee may designate, [One Million Eight Hundred Thousand Dollars and No Cents ($1,800,000)][Seven Hundred Thousand Dollars and No Cents ($700,000)], plus interest thereon calculated from the date hereof until paid at an annual rate equal to the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, as of the date hereof, compounded annually. Principal and accrued interest will be due and payable in lawful money of the United States in full on the three year anniversary of the date of this Note (the "Maturity Date"), unless this Note shall have been previously converted pursuant to Section 2 below, in which case all outstanding principal under this Note and all accrued interest thereon shall be satisfied in full by virtue of such conversion and the issuance and delivery of fully paid and non-assessable shares of Conversion Stock to the holder of this Note as set forth in
Section 2 below. Payments by the Company shall be applied first to any and all accrued interest through the payment date and second to the principal remaining due hereunder.

     The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

     1.     Definitions.  As used in this Note, the following terms, unless the
            -----------
context otherwise requires, have the following meanings:

            1.1 "Company" includes any corporation or other entity which succeeds to or assume the obligations of the Company under this Note.

            1.2 "Conversion Stock" shall mean shares of Common Stock of the Company of the same class of common stock that is registered by the Company pursuant to an Initial Public Offering.

            1.3 "Conversion Price" shall mean the price per share that is the exact middle of the price range stated in the Company's final amended registration statement on Form S-1, Form SB-1 or a similar successor form pertaining to an Initial Public Offering that closes on before the Maturity Date. No conversion shall occur and there is therefore no Conversion Price with respect to an Initial Public Offering that closes after the Maturity Date.

            1.4 "Noteholder," "holder," or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

            1.5 "Initial Public Offering" shall mean the closing of a sale of Common Stock pursuant to a registration statement on Form S-1, Form SB-1 or SB-2 (or any similar or successor form) under the Securities Act of 1933, as amended (the "Securities Act"), for an underwritten initial public offering.

            1.6 "Subordination Agreement" shall mean the Subordination Agreement attached hereto as Annex A and incorporated by reference herein.
                             -------

      2.    Conversion.
            ----------

            2.1 Mandatory Conversion. This Note and all of the outstanding principal and accrued and unpaid interest on and under this Note shall be converted into Conversion Stock at the Conversion Price immediately prior to the first closing of an Initial Public Offering before the Maturity Date. For informational purposes, the Company shall provide the Noteholder with written notice (at the most recent address for the Noteholder provided to the Company by the Noteholder in writing) (i) within seven days after it files with the Securities and Exchange Commission ("SEC") any registration statement on Form S-1, Form SB-1 or Form SB-2 (or any similar or successor form) for an Initial Public Offering, and (ii) reasonably promptly following the closing of an Initial Public Offering. Conversion as described in this Section 2.1 shall occur only upon the closing of an Initial Public Offering, provided that (i) upon the closing of an Initial Public Offering, the conversion shall be deemed to have occurred immediately prior to the first closing of such Initial Public Offering, and (ii) as a condition precedent or condition subsequent to conversion (the election between which type of condition shall be the Company's sole election in the Company's sole discretion), the Noteholder must surrender this Note for conversion at the principal office of the Company. Incident to any conversion, the Conversion Stock will have those rights and privileges, and be subject to those restrictions, of the shares of Common Stock as set forth in the Company's Certificate of Incorporation, and the Noteholder will receive the rights and be subject to the obligations applicable to the purchasers of Common Stock, provided that the sale restriction specified in Section 2.5 below shall apply to the Conversion Stock. This Note shall not be convertible and shall not be converted into Conversion Stock if there is not an Initial Public Offering on or before the Maturity Date.

            2.2  No Fractional Shares.  No fractional shares will be issued on
                 --------------------
conversion of this Note. If on any conversion of this Note a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

            2.3  Reservation of Stock.  Prior to any conversion of this Note
                 --------------------
pursuant to Section 2.1 above, the Company will take such corporate action and obtain such government consents and approvals as may, in the reasonable opinion of its counsel, be necessary to authorize the issuance of a sufficient number of shares of Conversion Stock into which this Note is to convert pursuant to
Section 2.1 above.

            2.4  Fully Paid Shares; Certificates.  All shares of Conversion
                 -------------------------------
Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable. The certificates representing the shares of Conversion Stock issued upon conversion hereof shall be delivered to the holder against surrender of this Note. The holder, by accepting this Note, undertakes and agrees to accept such shares of Conversion Stock in full satisfaction of the outstanding principal and accrued interest thereon in accordance with the terms of this Note. Anything to the contrary in this Note notwithstanding, the Company's obligation to issue shares of Conversion Stock to any holder of this
Note is expressly conditioned upon compliance of such issuance with applicable federal and state securities laws without registration or other qualification thereunder.

            2.5  No Rights or Liabilities as Shareholder.  This Note does not by
                 ---------------------------------------
itself entitle the Noteholder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder shall cause such holder to be a shareholder of the Company for any purpose by virtue hereof.

            2.6  No Other Conversion.  The conversion described in this Section
                 -------------------
2 shall constitute the sole methods by which this Note will convert.

      3.    Subordination.  This Note and the indebtedness evidence by this Note
            -------------
are subordinated to the prior payment in full of all or substantially all other indebtedness of the Company pursuant to the terms of a Subordination Agreement in the form attached hereto as Annex A and incorporated herein by reference.
                               -------

      4.    Prepayment.  This Note may be prepaid, in its entirety (including
            ----------
the principal sum and interest accrued to the date of payment) without penalty or premium at any time after

September 1, 2000; provided that prepayment cannot take place after the Company has filed with the SEC a registration statement on Form S-1, Form SB-1 or Form SB-2 (or any similar or successor form) for an Initial Public Offering and for so long as any such registration statement remains pending.

      5.   Securities Matters; Restrictions on Transfers.  The Noteholder
           ---------------------------------------------
acknowledges that this Note has been issued pursuant to that certain Stock Purchase Agreement, dated as of [June __, 2000], by and among DoveBid, Champion Computer Products, Inc., a Georgia corporation, Scott Guenther and Michael Nixon (the "Purchase Agreement") in reliance on, among other things, the representations, warranties and covenants of the original Noteholder therein, and that this Note is and the Conversion Stock upon their issuance will be subject to restrictions on transfer in the Securities Act and state securities laws, and under the Purchase Agreement, including without limitation, market-standback restrictions therein. Such restrictions will be binding on any permitted transferee of this Note and/or the Conversion Stock, and the Company may place legends on any certificates representing this Note or the Conversion Stock, and may impose stop-transfer instructions with respect to such securities.

      6.  Usury Savings Clause.  The Company and the Noteholder intend to
          --------------------
comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company's and the Noteholder's express intention that the Company not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 6 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Noteholder to the Company), and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

      7.  General Provisions.
          ------------------

           7.1 Notices.  All notices and other communications required or
               -------
permitted hereunder shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by delivering the same in person to such party or to an officer or agent of such party, as follows:

               (i) If mailed or delivered to the Company, to each of the following, using two separate mailings or deliveries:

                         DoveBid, Inc.
                         1241 East Hillsdale Blvd.
                         Foster City, California  94404
                         Attn:  Cory Ravid, Chief Financial Officer

                         DoveBid, Inc.
                         1241 East Hillsdale Blvd.
                         Foster City, California  94404
                         Attn:  Anthony Capobianco, General Counsel

               (ii) If mailed, delivered or faxed to the Payee, addressed or faxed to him at the following address or fax number:

                         [Scott Guenther] [J. Michael Nixon]
                         6590 Shiloh Road East, Suite A
                         Alpharetta, Georgia  30005
                         Fax: (770) 205-4000

               with a copy to:

                         King & Spalding
                         191 Peachtree Street
                         Atlanta, Georgia  30303-1763
                         Attn:  Lynn Scott
                         Fax No.:  (404) 572-5146

or to such other address as any party hereto shall specify in writing to the other parties hereto pursuant to this Section 7.1 from time to time. Such notice shall be effective only upon actual receipt.

          7.2  Severability; Headings.  In case any provision of this Note shall
               ----------------------
be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless to do so would deprive the Noteholder or the Company of a substantial part of its bargain. All headings used herein are used only for convenience and shall not be used to construe or interpret this Note.

          7.3  Assignment.  Neither this Note nor any right or obligation
               ----------
hereunder may be assigned or delegated by Payee without the prior written consent of Company. Neither this Note nor any right or obligation hereunder may be assigned or delegated by Company without the prior written consent of Payee, except pursuant to a merger in which Company is a party, or pursuant to a sale or other transfer of substantially all of the assets of Company. Any purported assignment in violation of this paragraph shall be void.

          7.4  Amendment; Waiver.  Any provision of this Note may be amended or
               -----------------
modified only by a writing signed by both Company and Payee. Compliance with any provision of this Note may be waived only by a writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          7.5  Governing Law.  This Note shall be construed and enforced in
               -------------
accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of laws.

              [The rest of this page is intentionally left blank]

IN WITNESS WHEREOF, each party has caused this Note to be executed as of the date first set forth above.

                              DOVEBID, INC.


                              By:___________________________________________
                              Name:  Anthony Capobianco
                              Title: Vice President and General Counsel


Acknowledged and Agreed to:



________________________________
[Scott Guenther][Mike Nixon]

                                                                      Annex A to
                                        Convertible Subordinated Promissory Note


                            SUBORDINATION AGREEMENT

     This Subordination Agreement (this "Subordination Agreement") is made as of July __, 2000 by and between DoveBid, Inc. (the "Company") and [Scott Guenther][Mike Nixon] ("Creditor"), for the benefit of all holders of Senior Debt (as defined below).

          A. The Company concurrently herewith is issuing to Creditor its Convertible Subordinated Promissory Note and its Subordinated Promissory Note, each dated as of the same date as this Subordination Agreement (collectively, the "Notes");

          B. It is a term of the Notes that any and all amounts owing to Creditor (or any subsequent holder of the Notes) under or pursuant to the Notes be subordinated in right of payment to the prior payment in full of any and all Senior Debt of the Company (as defined below); and

          C. This Subordination Agreement sets forth the particular terms of such subordination, and this Agreement is incorporated into and constitutes a part of the Notes.

          Now, therefore, the parties agree as follows:

     1.   Subordination; Note Subordinated to Senior Debt.  Notwithstanding
          -----------------------------------------------
anything to the contrary contained in either of the Notes or in this Annex A, the Company covenants and agrees and each holder of a Note, by such holder's acceptance thereof likewise covenants and agrees, that such Note shall be and is issued subject to the provisions of this Subordination Agreement; and each person holding such Note, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that all payments of Subordinated Obligations (all capitalized terms used in this Subordination Agreement that are not defined above are used as defined in Section 9 below) by the Company shall, to the extent and in the manner set forth in this Subordination Agreement, be subordinated and junior in right of payment, to the prior payment in full in cash or cash equivalents of all amounts payable on or under any and all Senior Debt (including principal, interest, fees, commissions, expenses and indemnities in respect thereof and any interest accruing subsequent to the commencement or filing of any petition in any bankruptcy or insolvency proceeding at the rate provided for in the documents governing such Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code).

          To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts which would come due with respect thereto had such obligations not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

     2.   No Payment on Securities in Certain Circumstances.
          -------------------------------------------------

          (a) No direct or indirect payment by or on behalf of the Company of Subordinated Obligations, whether pursuant to the terms of the Notes or upon acceleration or otherwise shall be made if, at the time of such payment there exists a default in the payment of all or any portion of the obligations on any Senior Debt and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holder of such Senior Debt.

          (b) In the event of any other default with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated, upon the receipt by the holder of the Notes of written notice from a Designated Senior Creditor or the Company, no payment of Subordinated Obligations may be made by or on behalf of the Company for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 270 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the holder from a Designated Senior Creditor or all defaults with respect to Senior Debt shall have been cured or waived). For purposes of this Section 2(b), after the commencement of a Payment Blockage Period, no subsequent Payment Blockage Period may be commenced unless a period of 30 consecutive days has passed since the termination of the immediately preceding Payment Blockage Period. Subject to the preceding sentence, successive Payment Blockage Periods may be commenced hereunder.

          (c) In the event that, notwithstanding the foregoing provisions of this Section 2, any payment shall be received by any holder of a Note when such payment is prohibited by Section 2(a) or 2(b) of this Subordination Agreement, such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear.

     3.   Payment Over of Proceeds Upon Dissolution, Etc.
          -----------------------------------------------

          (a) Upon any payment or distribution of assets or securities of the Company, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceeding, all amounts due or to become due upon all Senior Debt (including interest accruing subsequent to the commencement or filing of any petition in any bankruptcy or insolvency proceeding at the rate provided for in the documents governing such Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code) shall first be indefeasibly paid in full in cash or cash equivalents, before the holder of any Note shall be entitled to receive any payment on account of the Subordinated Obligations, or any payment to acquire a Note for cash, property or securities or any distribution with respect to a Note of any cash, property or securities. Before any payment may be made by or on behalf of the Company of the Subordinated Obligations, upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the holder of a Note would be entitled, except for the provisions of this Subordination Agreement, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holder of such Note if received by it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt indefeasibly in full in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (b) In the event that, notwithstanding the foregoing provision of this
Section 3 prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of a Note at a time when such payment or distribution is prohibited by Section 3(a) of this Subordination Agreement and before all obligations in respect of Senior Debt are indefeasibly paid in full in cash or cash equivalents, such payment or distribution shall be received and held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been indefeasibly paid in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (c) For purposes of this Subordination Agreement, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this Section 3(c) is not to cause any Note to be treated in any case or proceeding or similar event described in this Subordination Agreement as part of the same class of claims as the Senior Debt or any class of claims on a parity with or senior to the Senior Debt for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as such Note to the payment of all Senior Debt then outstanding; provided that (i) if a new corporation or entity results from such reorganization or readjustment, such corporation or entity assumes the Senior Debt and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, a corporation (or other entity) or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation or entity upon the terms and conditions, if any, allowed by the

Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in the Senior Debt.

     4.   Subrogation.  Upon the indefeasible payment in full of all Senior Debt
          -----------
in cash or cash equivalents, the holder of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt pro rata based on the aggregate outstanding balances of the Notes at such time until the principal of, premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holder of any Note would be entitled except for the provisions of this Subordination Agreement and no payment over pursuant to the provisions of this Subordination Agreement to the holders of Senior Debt by the holder of any Note shall, as between the Company, its creditors other than holders of Senior Debt, and the holder of such Note, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Subordination Agreement are and are intended solely for the purpose of defining the relative rights of the holders of Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

     5.   Obligations of Company Unconditional.  Nothing contained in this
          ------------------------------------
Subordination Agreement is intended to or shall impair, as among the Company and holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Notes and creditors of the Company other than the holders of the Senior Debt.

     6.   Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon
          --------------------------------------------------------------
any payment or distribution of assets or securities referred to in this Subordination Agreement, each holder of a Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to such holder of such Note for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Subordination Agreement.

     7.   Subordination Rights Not Impaired by Acts or Omissions of the Company
          ---------------------------------------------------------------------
or Holders of Senior Debt.  No right of any present or future holders of any
-------------------------
Senior Debt to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of any Notes, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Subordination Agreement are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

     8.   No Waiver of Subordination Provisions.  Without in any way limiting
          -------------------------------------
the generality of Section 7, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to any holder of any Note, without incurring responsibility to the holder of any Note and without impairing or releasing the subordination provided in this Subordination Agreement or the obligations hereunder of the holder(s) of the Notes to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt and (d) exercise or refrain from exercising any rights against the Company and any other Person.

     9.   Definitions.  As used in this Subordination Agreement, the terms set
          -----------
forth below shall have the respective meanings set forth opposite such terms below:

     "Designated Senior" means any holder of Senior Debt or any agent, trustee or other similar representative for such a holder.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Senior Debt" means all debt and other monetary obligations of the Company (including, without limitation, under any note, credit agreement, mortgage, indenture, instrument or contract of any type or nature), and the Company's guarantee of any debt or monetary obligation of any subsidiary of the Company, in each case whether now existing or hereafter arising, and in each case including all principal, interest, fees and expenses owing on or in connection with such debt or other monetary obligations, as the same may be modified, amended, restated or supplemented from to time; provided that the term "Senior Debt" shall not include (a) any debt or other monetary obligation that expressly provides in writing that it is subordinate to or pari passu with the Notes, (b)
                                                 ---- -----
any debt of the Company which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, was without recourse to the Company, (c) any debt of the Company to a subsidiary of the Company, (d) any debt for borrowed money to any employee or director of the Company, and (e) any accounts payable to trade creditors created or assumed by the Company or any subsidiary of the Company in the ordinary course of business in connection with the obtaining of materials or services.

     "Subordinated Obligations" means principal and interest payable under or in respect of the Notes, any fees, expenses or rights of reimbursement under or in respect of the Notes, and all other claims, rights of rescission or other rights of action under or in respect of the Notes.

     10.  Suspension of Certain Remedies.  Notwithstanding anything to the
          ------------------------------
contrary contained elsewhere in the Notes, until all Senior Debt has been indefeasibly repaid in full, no holder of any Note may commence or join with any creditor in commencing, any bankruptcy, insolvency or similar proceeding with respect to the Company or any of its subsidiaries.

    11.  Amendment, Supplement and Waiver.  This Subordination Agreement may be
          --------------------------------
amended, modified or supplemented only by a written instrument executed by the Company, the holder of each Note, and each holder of Senior Debt affected thereby.

     12.  Successors and Assigns.  This Subordination Agreement shall be binding
          ----------------------
upon and inure to the benefit of the successors and assigns of the parties hereto.

     13.  Attorney's Fees.  If the holder of any Note files any claim to enforce
          ---------------
its rights under such Note, the holder shall be entitled to recover its reasonable attorneys' fees from the Company; provided that the Company shall not be required to reimburse the holder for any attorney's fees incurred or actions taken at a time when payments are not permitted to be made on such Note pursuant to this Subordination Agreement or for any assertion of rights by the holder under such Note to the extent the rights being asserted are not permitted to be exercised by virtue of the provisions of this Subordination Agreement.

     14. Governing Law.  This Subordination Agreement shall be construed and
         -------------
enforced in accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of laws.

              [The rest of this page is intentionally left blank]

     IN WITNESS WHEREOF, each party has caused this Subordination Agreement to be executed as of the date first set forth above.

                              DOVEBID, INC.


                              By:_________________________________________
                              Name:  Anthony Capobianco
                              Title:  Vice President and General Counsel



                              CREDITOR:


                              _____________________________________________
                              [Scott Guenther][Mike Nixon]

                                   Exhibit B
                                   ---------

                            Form of Promissory Note
                            -----------------------

                                                                       Exhibit B

                                 DOVEBID, INC.

                          SUBORDINATED PROMISSORY NOTE

$[1,600,000][400,000]                                             July ___, 2000


     DoveBid, Inc., a Delaware corporation (the "Company"), with offices at 1241 East Hillsdale Blvd., Foster City, CA 94404, for value received, promises to pay to the order of [Scott Guenther][Mike Nixon] ("Payee") at such address as Payee may designate, [One Million Six Hundred Thousand and No Cents ($1,600,000)] [Four Hundred Thousand and No Cents ($400,000)], plus interest thereon calculated from the date hereof until paid at an annual rate of 8%, compounded annually. Principal and accrued interest will be due and payable in lawful money of the United States on the earlier of (i) the closing of the Company's initial public offering of its common stock registered under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) December 31, 2000.

     Prepayment of unpaid principal and/or accrued interest under this Note may be made at any time without penalty.

     Company will be deemed to be in default under this Note and the outstanding unpaid principal balance of this Note, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Payee, upon the occurrence of any of the following events: (a) upon Company's failure to make any payment when due under this Note; (b) upon the filing by or against Company of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within 45 days after the filing of such petition; or (c) upon the execution by Company of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of all or substantially all of the Company's assets or property.

     By accepting this Note, the Payee and any other Noteholder each acknowledges, represents and warrants that (i) this Note is being acquired only for investment, solely for its own account and not as a nominee for any other person or entity, and that it will not offer, sell or otherwise dispose of this Note except as expressly permitted by this Note and under circumstances which will not result in a violation of the Securities Act, and (ii) it is an "accredited investor" with the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

     This Note and the indebtedness evidenced by this Note are subordinated to the prior payment in full of all or substantially all other indebtedness of the Company pursuant to the terms of a Subordination Agreement of even date herewith between the Company and the Payee with regard to this Note.

     Any provision of this Note may be amended or modified only by a writing signed by both Company and Payee. This Note will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law applicable to conflicts of laws. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof.

     Neither this Note nor any right hereunder may be assigned by Payee without the prior written consent of Company. Neither this Note nor any obligation hereunder may be delegated by Company without the prior written consent of Payee, except pursuant to a merger in which Company is a party, or pursuant to a sale or other transfer of substantially all of the assets of Company, provided that, in the case only of a sale of assets transaction, the Company shall remain liable if the assignee fails to perform the delegated obligations hereunder.
Any purported assignment in violation of this paragraph shall be void.

     IN WITNESS WHEREOF, Company has executed this Note as of the date and year first above written.


                              DOVEBID, INC.



                              By:__________________________________________
                              Name:  Anthony Capobianco
                              Title:  Vice President and General Counsel

Acknowledged and Agreed to:


____________________________________
[Scott Guenther][Mike Nixon]

                                   Exhibit C
                                   ---------

                              Financial Statements
                              --------------------

                                   Exhibit D
                                   ---------

                         Form of Employment Agreement
                         ----------------------------

                                                                       Exhibit D

                                 DOVEBID, INC.
                            1241 E. Hillsdale Blvd.
                             Foster City, CA  94404
                                 (650) 571-7400

                                 July ___, 2000


Scott Guenther

_________________________________
_________________________________
_________________________________

Re:  Employment Agreement
     --------------------

Dear Scott:

     On behalf of DoveBid, Inc. ("DoveBid"), I am pleased and delighted to confirm the terms of our agreement for you to become a full-time DoveBid employee (this "Agreement").

     Your title and position with DoveBid initially will be Director of Computer Vertical. Your duties will be as assigned by DoveBid's President of Auction Services, or his or her designee. DoveBid may amend your title, duties and responsibilities and the person to whom you report from time to time in its discretion. Your employment commences on the date hereof.

     Your initial salary will be $180,000 per year, which will be paid in accordance with DoveBid's normal payroll procedures. You will also be eligible to receive an annual bonus in an amount to be determined by DoveBid. All payments to you will be subject to legally required withholding. It is DoveBid's policy to review and adjust compensation levels periodically.

     In addition to your salary, you will be eligible to participate in the employee benefits generally made available to our full-time employees from time to time. At the present time, those benefits include health and dental insurance, life insurance, vacation and sick pay in accordance with applicable benefit plans and DoveBid's written policies, as they may be amended from time to time in DoveBid's discretion.

     Subject to approval by the Board of Directors of DoveBid, Inc., we are also pleased to confirm that your compensation package will include an option to purchase 50,000 shares of DoveBid common stock with an exercise price equal to the fair market value of DoveBid common stock on the date of grant. This option will be in addition to the option to purchase 100,000 shares of DoveBid common stock previously granted to you under DoveBid's 1999 Stock Option Plan and pursuant to that certain Independent Contractor Agreement dated March 7, 2000. The grant of your new stock option will be considered at the next regularly scheduled meeting of our Board of Directors following the date of this letter. Your stock option will be subject to the terms of DoveBid's 1999 Stock Option Plan (the Plan includes vesting restrictions, restrictions on exercise and restrictions on transfer of shares) and will be conditioned on your execution of a Stock Option Agreement related to your options.

     As a condition of your employment, you will be expected to comply with all of DoveBid's policies and procedures, as may be modified from time to time in DoveBid's discretion (including our policies protecting other employees against discrimination and sexual harassment). Please refer to DoveBid's Employee Handbook for details regarding those policies and procedures. Also, you will execute DoveBid's Employee Confidentiality and Proprietary Information Agreement, a copy of which is attached.

     You will devote your best efforts to the performance of your job for DoveBid. During the term of your employment by DoveBid, you will devote your full time and attention to the business of DoveBid, as reasonably directed by DoveBid, and will not, without DoveBid's prior written consent, engage in any other business activity that would interfere with the performance of your job with DoveBid. In particular, during the term of your employment by DoveBid, you will not engage in any business competing with that of DoveBid, nor support (by way of investment or otherwise) any activity that is competitive with DoveBid's business or poses a conflict of interest with DoveBid's business. You will disclose to the Company in writing any other employment, business or activity that you are currently associated with or participate in that competes with the Company. You will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company.

     Your employment with DoveBid will be "at will"; in other words, either you or DoveBid will have the right to terminate your employment with DoveBid at any time in your or DoveBid's discretion. You should regard any statements or representations to the contrary (and, indeed, any statements contradicting any provision in this letter) as ineffective. Upon termination of your employment by you or DoveBid at any time and for any reason, you will not be entitled to receive severance pay or any other amounts, other than the salary and other benefits set forth in this letter through the date of termination.

     In the event of a dispute between DoveBid and you arising out of your employment or the termination of your employment, we each agree to submit our dispute to binding arbitration in accordance with the Employment Dispute Resolutions Rules of the American Arbitration Association. This means that there will be no court or jury trial of disputes between us concerning your employment or the termination of your employment to the fullest extent permitted by law. While this Agreement to arbitrate is intended to be broad (and covers, for example, claims under state and federal laws prohibiting discrimination on the basis of race, sex, age, disability, family leave, etc.) to the fullest extent permitted by law, it is not applicable to your rights under the California Workers' Compensation Law, which are governed under the special provisions of that law, or to enforcement of the attached agreement concerning confidential information and ownership of inventions. This Agreement shall be governed by California law, without regard to conflicts of law principles.

              [The rest of this page is intentionally left blank.]

     We are very excited about your joining us. Please sign and return a copy of this letter and the attached Employee Confidentiality and Proprietary Information Agreement, keeping a copy of each for your records. The terms set forth in this Agreement are intended to supersede all prior agreements, undertakings and representations concerning the subject matter of this letter.

     We look forward to you becoming a member of our team!


                                        Sincerely,



                                        Anthony Capobianco
                                        Vice President and General Counsel
                                        DoveBid, Inc.


I understand and agree to the above terms.


___________________________________________________
Scott Guenther

             CONFIDENTIALITY AND PROPRIETARY INFORMATION AGREEMENT
             -----------------------------------------------------

     This Confidentiality and Proprietary Information Agreement ("Agreement") is made this _____ day of July, 2000 by and between DoveBid, Inc., a Delaware corporation, on its behalf and on behalf of all of its subsidiaries, affiliates and joint venture partners ("the Company") and Scott Guenther ("Employee").

     In consideration of the mutual promises set forth in this Agreement, the employment or continued employment of Employee by the Company, the payment by Company to Employee of agreed upon compensation, and for other good and valuable consideration, the parties agree as follows:

     1.   NON-DISCLOSURE
          --------------

          1.1 Employee understands that employment with the Company is a relationship of trust and confidence and pledges utmost diligence to protect and keep the Company's trade secrets and confidential or proprietary information.

          1.2. The terms "trade secrets," "confidential information," and "proprietary information," shall be broadly defined and include, but are not limited to, the Company's files, records, contracts and agreements, documents, customer information, client lists, financial information, sales and marketing plans and forecasts, patent or copyright information, trademarks, business relationships, business strategies, technical know how, processes, techniques, procedures, unique expertise, software, databases, employee information, and other such information of a confidential nature, all of which are the property of and of great value to the Company in connection with its business.

          1.3. Employee shall not, either during employment or afterwards, directly or indirectly, use for any purpose, disclose to any person or entity, acquire by improper means, or otherwise misappropriate, any of the Company's (its customers', contractors' or others with whom Company has a business relationship) trade secrets, confidential or proprietary information, whether or not the information is acquired, learned, or developed by Employee alone or in conjunction with others. By disclosing information to Employee, the Company does not grant any express or implied right to Employee to or under any trade secret, confidential or proprietary information.

          1.4 Employee agrees not to copy, take, or remove any of the Company's trade secrets, confidential or proprietary information. Upon (a) the voluntary or involuntary termination of employment with the Company for whatever reason; or (b) at any time the Company demands, Employee shall promptly deliver to the Company at his or her sole cost any and all of the Company's trade secret, confidential or proprietary information in Employee's possession or under Employee's control, including any copies thereof.

          1.5 Employee agrees to respect any trade secrets or confidential information of its former employers, business associates, or any others. Employee agrees to respect the

Company's express direction not to disclose to the Company, its officers, or its employees any such information so long as it remains confidential.

          1.6 Should Employee during his or her employment with the Company or thereafter, receive a subpoena or other court, administrative body or governmental document requesting the disclosure of the Company's trade secrets, confidential or proprietary information, or the delivery of any documents as to such matters, then in such case Employee shall promptly give written notice to the Company of such matter. Employee shall reasonably cooperate without charge with the Company should the Company wish to act in or contest such matter, and Employee shall in such regard execute all documents reasonably requested by the Company.

     2.   UNFAIR COMPETITION
          ------------------

          2.1. Employee agrees that while employed by the Company, Employee will not, directly or indirectly, engage or participate in any business that is in competition in any manner whatsoever with the business or contemplated business of the Company.

          2.2. Employee further agrees that during the term of employment with the Company, and for a period of one (1) year from the voluntary or involuntary termination of employment with the Company for any reason whatsoever, Employee shall not, either personally or in conjunction with others, call on, solicit, induce, or attempt to call on, solicit, or induce any existing customer or prospect of the Company (a) to cease doing business in whole or in part with or through the Company, or (b) to do business with any other person, firm, partnership, corporation, or other entity which performs services materially similar to or competitive with those provided by the Company.

          2.3. Employee further agrees that during the term of employment with the Company and for a period of one (1) year from the voluntary or involuntary termination of employment with the Company for any reason whatsoever, Employee shall not, either for personal benefit or for any person, firm, partnership, corporation, or other entity to (a) solicit, interfere with, or endeavor to cause any employee of the Company to leave such employment, or (b) otherwise induce or attempt to induce any such employee to terminate employment with the Company.

     3.   GENERAL PROVISIONS
          ------------------

          3.1. Reasonableness of Restrictions -- Employee has carefully read and considered the Agreement and, having done so, understands and agrees that the restrictions set forth in this Agreement are fair and reasonable and are reasonably required to protect the Company.

          3.2. Remedies -- In addition to all of the remedies otherwise available to the Company, including, but not limited to, recovery from Employee of damages and reasonable attorney's fees incurred in the enforcement of this Agreement, the Company shall have the right to injunctive relief to restrain and enjoin any actual or threatened breach of any provision of this Agreement. All of the Company's remedies for the breach of this Agreement shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any other remedies. The Company shall be entitled to recover all of its costs and attorney's fees from Employee in any action brought to enforce any right or duty created by this Agreement. Employee further consents in any such action to jurisdiction by the state and federal courts sitting in San Mateo County, California.

          3.3. Burden and Benefit -- This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, and upon Employee and Employee's successors and assigns. The Company shall have the absolute right to assign its rights hereunder.

          3.4. Separate Covenants -- This Agreement shall be deemed to consist of a series of separate covenants. Should a determination be made by a court of competent jurisdiction that the character, duration, or scope of any provision of this Agreement is unreasonable in light of the circumstances as they then exist, then this Agreement shall be construed by the court in such a manner as to impose only those restrictions on Employee's conduct which are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company of the intended benefit of this Agreement.

          3.5. Severability -- The provisions of this Agreement shall be deemed severable and should any part, term, or provision of this Agreement be construed by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality and enforceability of the remaining terms shall not be affected thereby.

          3.6. Choice of Law -- This Agreement shall be governed by the laws of the State of California, without regard to choice of law principles.

          3.7. Employment Termination -- Nothing in this Agreement shall be interpreted to impair Employee's right or the right of the Company to terminate the employment relationship.

          3.8. Post-Termination Obligations -- Employee agrees and understands that the obligations under this Agreement will continue whether or not employment with the Company is terminated voluntarily or involuntarily, or with or without cause.

          3.9. Modifications -- This Agreement replaces any and all previous agreements relating to the same or similar subject matter which may have been entered into with the Company with respect to employment by the Company. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise terminated, in whole or in part, by any verbal statements, representations, or other agreements made by any other employee of the Company, or by any written document signed by any employee of the Company, except an instrument in writing signed by an officer or other authorized representative of the Company.

          3.10. Independent Legal Advice -- The Employee acknowledges that the provisions contained herein have been reviewed thoroughly and that an opportunity was provided to obtain independent legal advice prior to the execution of this Agreement.

Employee:                           DoveBid, Inc.


________________________________    By:  ______________________________
Name:                               Name:  Anthony Capobianco
                                    Title:  Vice President and General Counsel

                                   Exhibit E
                                   ---------

                               Certain Employees
                               -----------------

                                   Exhibit F
                                   ---------

                           Form of Release of Claims
                           -------------------------

                                                                       Exhibit F

                               RELEASE OF CLAIMS

     This Release of Claims (this "Release") is made and entered into as of July ___, 2000 by _______________________ (the "Releasor") in favor of DoveBid, Inc., a Delaware corporation ("DoveBid"), Champion Computer Products, Inc., a Georgia corporation (the "Company"), their respective subsidiaries and affiliates, and all of their respective directors, officers, stockholders, owners, members, managers, agents, partners, employees, attorneys, subscribers, successors and assigns (collectively, the "Released Parties").

     Releasor is a party to the Stock Purchase Agreement, dated as of July ___, 2000 (the "Stock Purchase Agreement"), by and among DoveBid, the Company, Scott Guenther and Mike Nixon.

     It was a material inducement to DoveBid's execution of, and a condition precedent to DoveBid's obligation to consummate the transactions contemplated by, the Stock Purchase Agreement, that Releasor execute and deliver to DoveBid this Release.

     Now, therefore, the Releasor agrees as follows:

     1.   Release.
          -------

          1.1 In consideration of DoveBid's execution, delivery and performance of the Stock Purchase Agreement, Releasor, on behalf of Releasor and Releasor's heirs, family members, executors, trustees, agents, attorneys, beneficiaries, successors, and assigns, hereby fully and forever releases the Released Parties from, and agrees not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that Releasor may possess based upon or arising out of or relating to any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time (collectively, the "Released Matters"), including, without limitation,

               (1) any and all claims relating to or arising from any indebtedness of the Company, its subsidiaries or affiliates to Releasor other than Dovebid's indebtedness to Releasor pursuant to the Stock Purchase Agreement, the Convertible Subordinated Promissory Note (as defined in the Stock Purchase Agreement), the Promissory Note (as defined in the Stock Purchase Agreement) and any other documents related thereto;

               (2) any and all claims relating to, or arising from, Releasor's right to purchase, or actual purchase of, shares of stock of the Company, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

               (3) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

               (4) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, and the California Fair Employment and Housing Act, and Labor Code section 201, et. Seq., or any other laws and regulations relating to employment or employment discrimination;

               (5) any and all claims for violation of the United States, or any state, constitution;

               (6) any and all claims for attorneys' fees and costs; and

               (7) any and all claims Releasor may have against any Released Party for any acts by any of them occurring at any time prior to the execution of this Release.

          Each of the parties agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the parties to fully and completely release all claims of Releasor against the Released Parties whatsoever. Each of the parties agrees that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding the foregoing, this release does not extend to (i) any obligations incurred under the employment agreement between DoveBid and the Releasor entered into pursuant to the Stock Purchase Agreement, (ii) any stock option agreement between Releasor and the Company assumed by Dovebid in connection with employment agreements between Releasor and the Company, or (iii) any indemnity obligation in favor of the Releasor under any employment agreement between the Company and Releasor in effect as of the date of this release, or in the Company's Articles, bylaws or under Georgia law. Releasor acknowledges that this release is executed voluntarily and without any duress or undue influence, with the full intent of releasing all claims.

          1.2 Releasor represents that it has no lawsuits, claims or actions pending in its name, or on behalf of any other person or entity, against any Released Party or any other person or entity referred to herein. Releasor also represents that he does not intend to bring any claims on his own behalf, or on behalf of any other person or entity, against any Released Party or any other person or entity referred to herein.

          1.3 Releasor represents that it is not aware of any claim against the Released Parties other than the claims that are released by this Agreement. Releasor acknowledges that he has been advised by legal counsel and is familiar with Section 1542 of the Civil Code of the State of California, which states:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Releasor expressly waives any right or benefit which he has or may have under
Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction to the full extent that it may lawfully waive those rights and benefits pertaining to the subject matter of this Release. Releasor acknowledges that in the future he may discover claims or facts in addition to or different from those that he now knows or believes to exist with respect to the subject matter of this Release, and that Releasor intends to fully, finally, and forever settle all of the Released Matters in exchange for the consideration provided for by the Stock Purchase Agreement. This Release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

     2.   Entire Agreement.  This Release is the entire agreement among the
          ----------------
parties with respect to the subject matter of this Release and supersedes all prior negotiations and agreements.

     3.   Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of California, without regard to conflicts of laws principles.

     4.   Severability.  In the event that any one or more of the provisions
          ------------
contained herein will for any reason be held to be unenforceable in any respect under any statute, rule or law, such unenforceability will not affect any other provision of this Release, but, with respect only to the jurisdiction holding the provision to be unenforceable, this Release will then be construed as if such unenforceable provision or provisions had never been contained herein. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     5.   Amendments; Waivers.  No provision of this Release may be changed,
          -------------------
waived, modified, discharged, or terminated except by a written instrument executed by Releasor and DoveBid. A party's failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.

     6.   Assignment; Successors; Beneficiaries.  No party may assign this
          -------------------------------------
Release or any of the rights, interests or obligations hereunder with the prior written approval of the other party; provided, that DoveBid may assign this Release without Releasor's prior approval in the event of a merger, consolidation or similar transaction involving DoveBid or in connection with a sale of all or substantially all of the assets of DoveBid. Any purported assignment in violation of this section shall be void. This Release shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Released Party other than DoveBid is an intended third party beneficiary of the provisions of this Release.

     7.   Interpretation.  The parties agree that each party has participated in
          --------------
the drafting of this Release and been fully represented by independent counsel. The parties further agree that California Civil Code Section 1654 shall have no application to this Release.

     8.   Specific Performance.  The parties hereto agree that it would be
          --------------------
extremely difficult to ascertain damages in the event of default of the terms of this Release, and each party hereto shall, therefore, be entitled to specific performance of the covenants, agreements, rights and obligations contained in this Release, together with such other rights and remedies available at law or in equity.

     9.   Arbitration and Attorneys' Fees.  Any dispute or controversy arising
          -------------------------------
under, out of, or in connection with this Release shall be resolved by binding arbitration conducted in San Mateo County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association from time to time in effect. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. In any arbitration or court proceeding to enforce any arbitration award made pursuant to this section, the prevailing party shall be entitled to recover from the other party its attorneys' fees and costs.

     10.  Headings; Counterparts.  Headings to sections in this Release are only
          ----------------------
for the purpose of reference and shall in no way limit, define, or otherwise affect the construction of this Release. This Release may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

     This Release is executed as of the date first written above.

                                   RELEASOR:



                                   By:_________________________
                                   Name:
                                   Title:

Acknowledged and Accepted:

DOVEBID, INC.


By:__________________________________________
Name: Anthony Capobianco
Title:  Vice President and General Counsel